UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Materials under §240.14a-12

Black Hills Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11

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BLACK HILLS CORPORATION

Notice of 2026

Annual Meeting of Shareholders

and Proxy Statement

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BLACK HILLS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	PLACE:

Wednesday, April 29, 2026	Virtual Meeting
10:30 a.m. (Mountain Time)	www.virtualshareholdermeeting.com/BKH2026

We are pleased to invite you to virtually attend the annual meeting of shareholders of Black Hills Corporation.

The meeting is to be held as a virtual-only webcast on Wednesday, April 29, 2026 at 10:30 a.m. (Mountain Time). You may attend the annual meeting and vote your shares electronically during the meeting via the internet at www.virtualshareholdermeeting.com/BKH2026. To enter the annual meeting, you must enter the 16-digit control number found next to the label "Control Number" on your proxy card or voting instruction form. We recommend logging in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. The Notice of the 2026 Annual Meeting of Shareholders, 2026 Proxy Statement, and 2025 Annual Report are available at https://ir.blackhillscorp.com/financial-information/annual-reports-proxy.

Proposals:

1.
Election of three directors in Class II: Scott M. Prochazka, Teresa A. Taylor, and Anne G. Waleski.
2.
Ratification of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026.
3.
Advisory vote to approve our executive compensation.
4.
Any other business that properly comes before the annual meeting.

Record Date:

The Board set March 10, 2026 as the record date for the meeting. This means that our shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How to Vote by Proxy:

Your vote is very important. You may vote your shares by telephone, by the internet or by returning the enclosed proxy. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please vote each proxy received. To make sure that your vote is counted if voting by mail, you should allow enough time for the postal service to deliver your proxy before the meeting.

Sincerely,

/s/ DARREN NAKATA
Darren Nakata
Senior Vice President - Chief Legal Officer, Corporate Secretary and Chief Compliance Officer

PROXY SUMMARY

BLACK HILLS CORPORATION OVERVIEW

We are a customer-focused energy solution provider that invests in our communities’ safety, sustainability and growth with a mission of Improving Life with Energy and a vision to be the Energy Partner of Choice. The Company’s core mission – and our primary focus – is to provide safe, reliable and cost-effective electric and natural gas service to more than 1.37 million utility customers in over 800 communities in eight states, including Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming.

MERGER WITH NORTHWESTERN ENERGY GROUP, INC.

On August 19, 2025, Black Hills Corporation ("Black Hills") and NorthWestern Energy Group, Inc. ("NorthWestern") announced a definitive agreement to combine in an all-stock, tax-free merger (the "Merger") that will create a premier regional regulated electric and natural gas utility company.

Under the terms of the agreement, NorthWestern shareholders will receive a fixed exchange ratio of 0.98 shares of Black Hills for each share of NorthWestern they own at the close of the transaction. The exchange ratio implies an approximately 4% premium based on the volume weighted average price of each company’s common stock since Black Hills and NorthWestern began discussing transaction terms in March 2025. Black Hills shareholders will continue to hold the same number of shares of the combined company that they hold of Black Hills immediately prior to the closing of the transaction. Upon completion of the Merger, Black Hills shareholders will own approximately 56% and NorthWestern shareholders will own approximately 44% of the combined company on a fully diluted basis.

Additional information related to the Merger can be found in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on January 30, 2026. A virtual only Special Meeting of Shareholders will be held on Thursday, April 2, 2026 at 10:00 a.m. (MT) for shareholders of record as of January 28, 2026.

Items of Business to be Considered at the Annual Meeting

Proposal		Board Recommendation	Page
1	Election of Directors	☑ FOR each Director Nominee	6
2	Ratification of Deloitte & Touche LLP to Serve as Independent Registered Public Accounting Firm for 2026	☑ FOR	20
3	Advisory Vote to Approve Executive Compensation	☑ FOR	23

BOARD OF DIRECTORS

Director Nominees

Our Board of Directors ("Board") is committed to oversight that promotes the long-term interests of our shareholders and other stakeholders. We believe this is best achieved with directors who bring a diverse and relevant set of skills, expertise, experiences and perspectives. Our Board is nominating three individuals for election at this annual meeting, all of whom are currently serving on our Board. The following table provides summary information about the nominees:

Proxy Summary ‖ 1

Name	Age	Director Since	Independent	Committee Membership	Other U.S. Public Boards
Scott M. Prochazka	60	2020	X	Leadership Development & Compensation Governance	None
Teresa A. Taylor	62	2016	X	Leadership Development & Compensation Governance	T-Mobile USA, Inc.
Anne G. Waleski	59	2025	X	Audit	None

Director Skills and Demographics

	Beard	Evans	Granger	Jensen	McAllister	Mills	Otto	Prochazka	Taylor	Waleski
Skills and Experience
Business Operations	X	X	X	X	X	X		X	X
Customer Service	X	X						X	X	X
Cybersecurity/Technology							X
ESG/Sustainability	X	X			X
Financial Acumen	X	X	X	X	X	X	X	X		X
Government/Regulatory	X	X	X				X	X	X	X
Health and Safety	X	X	X	X	X		X	X
Human Capital Management/Compensation	X		X	X				X	X	X
Legal/Governance/Compliance	X	X	X	X	X	X
Mergers and Acquisitions	X	X		X	X	X			X	X
Risk Management	X	X	X	X	X	X	X	X	X	X
Strategic Planning	X	X	X	X	X	X	X	X	X	X
Utility Industry	X	X						X
Board Tenure
Years	1	7	5	6	6	14	9	5	9	1
Age
Years Old	60	63	66	63	61	70	66	60	62	59
Gender
Female					X				X	X
Male	X	X	X	X		X	X	X
Race/Ethnicity
African American/Black			X
White/Caucasian	X	X		X	X	X	X	X	X	X

OUR COMMITMENT TO SUSTAINABILITY

Our mission of Improving Life with Energy means we must be ready to make tomorrow even better than today. That is why we are committed to creating a cleaner energy future which builds upon our responsibility to provide the safe, reliable and cost-effective energy that improves our customers’ lives. By investing in the success of our employees, continually innovating, thoughtfully utilizing resources and keeping people at the core of our decision-making, we are dedicated to the sustainability of our Company and communities.

Sustainability Oversight

We are continuously building upon our success of delivering cost-effective energy for customers and strong returns for investors by seeking renewable energy growth opportunities, minimizing risk and responding to stakeholders’ evolving expectations. Sustainability is inherently connected throughout our business and our management of related initiatives is structured accordingly. Our Board oversees our Environmental, Social, and Governance (ESG) strategy, with management leadership from our CEO and executive steering committee, our dedicated department and our cross functional sustainability working group.

Responsibly Reducing Greenhouse Gas Emissions

We have set challenging, yet realistic, goals for delivering cleaner energy. We have reduced our electric utilities' greenhouse gas emissions intensity by 38% since 2005 through the addition of renewables, natural gas, and retirement of aging coal plants. We have reduced our natural gas utility emissions 11% since 2022, making significant progress towards our net zero by 2035 target for our natural gas utilities.

Proxy Summary ‖ 2

Electric Utilities Goals(1)(2)		Natural Gas Utilities Goals(1)(3)
â	40% by 2030	â	Net Zero by 2035
â	70% by 2040

(1)
Our goals are compared to a 2005 baseline.
(2)
Electric Utilities goals include Scope 1 emissions from electric utility generating units and Scope 3 emissions from purchased power for sales.
(3)
Natural Gas Utilities goals include all Scope 1 sources of methane emissions on our distribution system, including fugitive emissions from pipeline mains and service lines, meters, transfer stations, system damages and system blow downs.

We will continue executing our strategy of investing in cost-effective renewables and new technologies to further reduce our environmental impact across all states in which we operate, while continuing to deliver safe, reliable and cost effective energy to customers.

For additional information on our commitment to sustainability, you can review the following 2024 ESG reports on our website at www.blackhillsenergy.com/our-company/commitment-sustainability/sustainability-and-esg-reports.

OUR COMMITMENT TO WILDFIRE SAFETY AND PREVENTION

We have a long history of delivering safe and reliable energy to our customers. For decades, we have employed a wide variety of wildfire mitigation measures and initiatives to support the integrity of our energy delivery systems, while safeguarding our facilities and the surrounding environment. These efforts are part of our comprehensive approach to mitigate not only wildfire risk, but also a variety of extreme weather events, including ice storms and high winds. We are utilizing a three-pronged approach to wildfire mitigation, which includes the following:

•
Asset programs like preventative inspection, repair, and maintenance practices, including vegetation management, line patrol in the air and on the ground, and pole inspections and replacement.
•
Integrity programs and system investments aimed at improving reliability and reducing risk, undergrounding electric distribution lines, and applying construction standards that reduce the likelihood of wildfire interactions with facilities.
•
Operational response utilizing risk-driven decisions including system reconfigurations, daily work activities and equipment operation (non-reclosing energized power lines), and fire weather forecasting tools to enhance situational awareness and understanding of a potentially hazardous fire area.

Emergency Public Safety Power Shutoff

We are committed to the ongoing development and implementation of risk reduction strategies for the betterment of the environment and our customers, employees, and investors. In 2025, we established the Emergency Public Safety Power Shutoff ("PSPS") program within our service territories. The PSPS involves selectively and proactively de-energizing powerlines in high-risk fire areas to mitigate the risk that electric facilities become a source of wildfire ignition.

For additional information on our commitment to wildfire safety and prevention, please visit our website at www.blackhillsenergy.com/safety/wildfire-safety-and-prevention.

EXECUTIVE COMPENSATION

We have an Executive Compensation Philosophy that establishes the framework our Leadership Development and Compensation Committee applies in structuring compensation for our executive officers ("Named Executive Officers" or "NEOs"). The components of our executive pay program consist of a base salary, a short-term incentive plan, and long-term incentives. Our executive pay program aligns the interest of our Named Executive Officers with our stakeholders by tying incentive pay to achievement of performance metrics.

Proxy Summary ‖ 3

Variable	80%	Variable	52%
Linked to Share Value	20%	Linked to Share Value	35%

___________

(1) Mr. Casey's employment was involuntarily terminated on April 1, 2025, and therefore was not eligible for short-term incentive compensation in 2025. Mr. Redden was hired on July 21, 2025 and was eligible for a prorated short-term incentive but was not eligible for a long-term incentive in 2025.

The performance measures for our incentive compensation plans are discussed in greater detail on page 27 of the Proxy Statement. We also require our executive officers to hold a significant amount of our common stock (between 3 and 6 times base salary) to further align their interests with the interest of our stakeholders.

Our compensation practices and policies demonstrate the alignment between executive compensation and the interests of our stakeholders. Our shareholders share our confidence in our compensation philosophy as reflected by the support of shareholders owning 97.8 percent of the shares who voted to approve our 2024 executive compensation at last year's annual meeting.

Proxy Summary ‖ 4

2025 ACCOMPLISHMENTS AND PERFORMANCE

Black Hills Corporation delivered adjusted earnings per share of $4.10, the midpoint of our earnings guidance range of $4.00 to $4.20. We delivered strong earnings and advanced our financial, regulatory, and growth initiatives. Significant accomplishments for the year included:

*	Provided the safe and reliable service our communities and customers depend on and achieved several notable operations performance metrics:
	*	Successfully launched our Emergency Public Safety Power Shutoff program
	*	Served four new customer load peaks at Wyoming Electric, a 21% increase over 2024
*	Completed financing activity to accomplish our long-term objective of investing to meet the needs of our customers, including:
	*	Completed a debt offering of $450 million, 4.55% senior unsecured notes due 2031, a portion of which was used to repay $300 million of notes that matured in January 2026
	*	Utilized one of our two available one-year extension options on June 6, 2025, under the amended and restated Revolving Credit Facility, to extend its maturity date to May 31, 2030
	*	Issued a total of 3.8 million shares of new common stock for net proceeds of $220 million under our at-the-market equity offering program
	*	Improved our year-over-year debt to capitalization ratio from 55.6% to 55.1%
	*	Grew our dividend for the 55th consecutive year
*	Invested in our utility infrastructure and systems:
	*	Energized the Ready Wyoming 260-mile electric transmission expansion on schedule
	*	Commenced construction on the Lange II 99 MW generation project in Rapid City, South Dakota
	*	Increased data center load requests pipeline from 1 GW+ to 3 GW+
*	Executed a number of regulatory accomplishments:
	*	Successfully completed rate review requests for Nebraska Gas, Kansas Gas and Colorado Electric representing $52 million of new annual revenue
	*	Obtained approval for 50 MW battery project in 2027 as part of our Colorado Clean Energy Plan
*	Continued our focus on sustainability, including:
	*	Issued an updated sustainability report and updated EEI, AGA, SASB, NGSI, and TCFD disclosures

Proxy Summary ‖ 5

BLACK HILLS CORPORATION

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

PROXY STATEMENT

✓

A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation, to be voted at the virtual annual meeting of our shareholders to be held Wednesday, April 29, 2026, and at any adjournment of the annual meeting.

✓

The enclosed form of proxy, when executed and returned, will be voted as set forth in the proxy. Any shareholder signing a proxy has the power to change the shareholder's vote or revoke the proxy as described in more detail below.

✓

This proxy statement and the accompanying form of proxy are to be first mailed on or about March 18, 2026. Our 2025 annual report to shareholders is being mailed to shareholders with this proxy statement.

VOTING RIGHTS AND PRINCIPAL HOLDERS

✓

Only our shareholders of record at the close of business on March 10, 2026 are entitled to vote at the meeting. Our outstanding voting stock as of the record date consisted of 76,054,727 shares of our common stock.

✓	Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of directors in the same class.

Appendix A: Reconciliation of Non-GAAP Financial Measures	55

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS

Who is soliciting my proxy?

The Board of Directors of Black Hills Corporation is soliciting your proxy.

How do I attend and participate in the annual meeting?

The 2026 Annual Meeting will be conducted solely through a virtual webcast. There will be no physical meeting location. No advance registration is required to attend the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BKH2026 as a shareholder, you must enter the 16-digit control number found next to the label "Control Number" on your Proxy card or voting instruction form. If you are a registered shareholder and do not have a control number, you can call Black Hills Corporation Investor Relations at (605) 721-1700 for assistance. You may submit questions in advance of the meeting by visiting www.proxyvote.com.

Shareholders may submit questions during the Annual Meeting through the virtual meeting internet site, and management will respond to questions in the same way as it would if the Company held an in-person meeting. If you have questions, you may type them in the dialog box provided at any point during the Annual Meeting until the floor is closed to questions.

Who can vote?

Holders of our common stock as of the close of business on the record date, March 10, 2026, can vote at our annual meeting. Each share of our common stock has one vote for Proposals 2 and 3. Related to Proposal 1, Election of Directors, cumulative voting is permitted in the election of directors in the same class.

How do I vote?

There are three ways to vote by proxy:

•
by calling the toll free telephone number on the enclosed proxy;
•
by going to the website identified on the enclosed proxy; or
•
by returning the enclosed proxy in the envelope provided.

You may be able to vote by telephone or over the Internet if your shares are held in the name of a bank or broker. If this is the case, you will need to follow their instructions.

What constitutes a quorum?

Shareholders representing at least 50 percent of our common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What am I voting on and what is the required vote for the proposals to be adopted?

The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted in accordance with the Board recommendations as set forth below.

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1:	FOR election of each director nominee	The three nominees with the most "FOR" votes are elected.	No effect	No effect

Election of Directors
If a nominee receives more "WITHHOLD AUTHORITY" votes than "FOR" votes, the nominee must submit a resignation for consideration by the Governance Committee and final Board decision.
Proposal 2:	FOR	The votes cast "FOR" must exceed the votes cast "AGAINST".	No effect	Not applicable; broker may vote shares without instruction

Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal 3:	FOR	The votes cast "FOR" must exceed the votes cast "AGAINST".	No effect	No effect
Advisory Vote to Approve Executive Compensation
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.

Is cumulative voting permitted for the election of directors?

In the election of directors, you may cumulate your vote. Cumulative voting allows you to allocate among the director nominees in the same class, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are three directors to be elected in a class at the annual meeting, you could allocate 300 “For” votes (three times 100) among as few or as many of the three nominees to be voted on at the annual meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

How will my shares be voted if they are held in a broker’s name?

If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to vote shares on certain matters (such as the ratification of auditors) when their customers do not provide voting instructions. However, on most other matters when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on the election of directors or the “say on pay” advisory vote if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

What should I do now?

You should vote your shares by telephone, over the Internet or by returning your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc., will count the votes and serve as inspector of the election.

Who conducts the proxy solicitation and how much will it cost?

We are asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson LLC to help us send out the proxy materials and ask for proxies. Georgeson LLC’s fee for these services is anticipated to be $14,000 plus out-of-pocket expenses. We can ask for proxies through the mail, by telephone or in person. We can use our directors, officers and employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

Can I revoke my proxy?

Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by written notice. Third, you can send a later dated proxy changing your vote. Lastly, you can attend the virtual annual meeting and vote online during the meeting.

Who should I call with questions?

If you have questions about the annual meeting, you should call Darren Nakata, Senior Vice President - Chief Legal Officer, Corporate Secretary and Chief Compliance Officer, at (605) 721-1700.

PROPOSAL 1	ELECTION OF DIRECTORS

Our Board is nominating three individuals for election as directors at this annual meeting. In accordance with our Bylaws and Article VI of our Articles of Incorporation, members of our Board are elected to three classes of staggered terms consisting of three years each, and until their successors are duly elected and qualified. At this annual meeting, three directors will be elected to Class II for a term of three years until our annual meeting in 2029.

Nominees for director at the annual meeting are Scott M. Prochazka, Teresa A. Taylor, and Anne G. Waleski. Our Bylaws require a minimum of nine directors. Currently, the Board has set the size of the Board at ten directors.

If, at the time of the annual meeting, any nominees are unable to stand for election, the Board may designate a substitute or reduce the number of directors to no less than nine. In that case, shares represented by proxies may be voted for a substitute director nominated by the Board. We do not expect that any nominee will be unavailable or unable to serve.

The Board and the Governance Committee believe that the combination of the various qualifications, skills and experiences of the directors contribute to an effective and well-functioning Board, and that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice to the Company’s management. Included in each director’s biography below is an assessment of the specific qualifications, attributes, skills and experience that have led to the conclusion that each individual should serve as a director in light of our current business and structure.

The Board recommends a vote FOR the election of the following nominees:

Director Nominee	Class	Year Term Expiring
Scott M. Prochazka	II	2029
Teresa A. Taylor	II	2029
Anne G. Waleski	II	2029

DIRECTOR SKILLS AND EXPERIENCE

Robert F. Beard	Standing Board Committees:
Former Chief Operating Officer of UGI Corporation and Former Chief Executive Officer of UGI Utilities	Leadership Development & Compensation Committee
Director since: 2025
Director Class: I, term expiring in 2028	Other U.S. Public Company Directorships:
Age: 60	Capstone Green Energy Holdings, Inc.
Summary:

Mr. Beard is an accomplished leader with more than 30 years of experience in driving operational strategy, governance, and capital investing to achieve meaningful growth and positive shareholder outcomes. While serving as the Chief Operating Officer of UGI Corporation and Chief Executive Officer of UGI Utilities, Mr. Beard gained a comprehensive background in overseeing major mergers and acquisitions transactions, advising on growth strategy, overseeing executive compensation and succession planning, and reviewing capital expenditure budgets. In 2025, Mr. Beard joined the Board of Directors of Capstone Green Energy Holdings, Inc. where he serves as chair of the Governance Committee.

Skills Relevant to BHC:

Besides being a former CEO of a utility, Mr. Beard's areas of expertise include strategy and governance, investor relations, mergers and acquisitions, risk management, regulatory compliance, renewable energy and financial management.

Linden R. Evans	Standing Board Committees:
President and Chief Executive Officer of the Company	None
Director since: 2018
Director Class: III, term expiring in 2027	Other U.S. Public Company Directorships:
Age: 63	None
Summary:

Mr. Evans has been President and Chief Executive Officer of the Company since January 1, 2019. He previously served as President and Chief Operating Officer from 2016 to 2018, and President and Chief Operating Officer – Utilities from 2004 to 2015. He began his career with Black Hills Corporation in 2001 as Corporate Counsel. Prior to joining the Company, Mr. Evans was a mining engineer and an attorney specializing in environmental and corporate legal matters.

Skills Relevant to BHC:

As CEO of Black Hills Corporation, Mr. Evans brings historic institutional knowledge of the Company and its operations that assist the Board in its evaluation of the Company’s financial and operational risks and strategy.

Barry M. Granger	Standing Board Committees:
Managing Partner and Co-Founder of Vonbar Investments LLC	Leadership Development & Compensation Committee
Director since: 2020
Director Class: III, term expiring in 2027	Other U.S. Public Company Directorships:
Age: 66	None
Summary:

Mr. Granger has over 40 years of experience in the chemical and industrial markets. He is the Managing Partner of Vonbar Investments LLC. He held leadership roles at DuPont as Vice President of Government Marketing and Government Affairs and Vice President and General Manager at Tyvek®. Early in his career, he served as the Executive Assistant to the Chairman and CEO of DuPont. He has held a variety of leadership positions with increasing responsibilities in business, regulatory affairs, operations, sales and marketing.

Skills Relevant to BHC:

Mr. Granger’s leadership roles in the areas of governmental affairs, business and operations offer the Board insight regarding business strategy, regulatory affairs, operations, sales and marketing, and leadership and people development.

Tony A. Jensen	Standing Board Committees:
Retired Director, President and Chief Executive Officer of Royal Gold, Inc.	Audit Committee
Director since: 2019
Director Class: III, term expiring in 2027	Other U.S. Public Company Directorships:
Age: 63	None
Summary:

Mr. Jensen has over 40 years of experience in the international mining and mining finance industries. From 2003 until his retirement in 2019, Mr. Jensen served in several leadership roles at Royal Gold, Inc., a public precious metals company, including Director, President and Chief Executive Officer from 2006 to 2019, and Chief Operating Officer from 2003 to 2006. Prior to 2003, he held roles with progressively more responsibility in engineering, finance, strategic growth, safety, environmental excellence, and operational efficiency. Mr. Jensen also serves on the Boards of Antofagasta Minerals SA and Antofagasta plc where he chairs the Audit and Risk Committee and is a member of the Projects Committee as well as the Governance and Nominations Committee.

Skills Relevant to BHC:

As the former CEO of a publicly traded precious metals stream and royalty company, Mr. Jensen brings business, operations, leadership, governance, and financial expertise that assists the Board in evaluating the Company’s financial risks and strategy and capital deployment.

Kathleen S. McAllister	Standing Board Committees:
Retired Director, President and Chief Executive Officer of Transocean Partners LLC	Audit Committee
Director since: 2019
Director Class: I, term expiring in 2028	Other U.S. Public Company Directorships:
Age: 61	None
Summary:

Ms. McAllister has over 30 years of experience in diverse leadership roles with global, capital intensive companies in the energy value chain. She served as Director, President and Chief Executive Officer of Transocean Partners LLC, an international provider of offshore contract drilling services from 2014 to 2016, and as Chief Financial Officer in 2016. She held the roles of Vice President and Treasurer of Transocean Ltd. from 2011 to 2014. Prior to 2011, she served in roles with increasing responsibility in finance, information technology, tax and treasury. Ms. McAllister has served on the Board of Hoegh LNG Partners since 2017. She is a National Association of Corporate Directors (NACD) Board Leadership Fellow, a NACD Directorship 100 Honoree, holds the CERT Certificate in Cybersecurity Oversight, and is a Certified Public Accountant. She previously served on the Boards of Maersk Drilling, where she chaired the Audit and Risk Committee, Silverbow Resources, Inc., and TMC The Metals Company Inc., where she chaired the Audit Committees.

Skills Relevant to BHC:

As a former CEO, CFO and Treasurer of publicly traded companies, Ms. McAllister's broad business perspective, financial acumen and experience in capital raising and allocation contributes to the Board's oversight of strategy and risk. Ms. McAllister also has extensive experience in mergers and acquisitions and corporate governance. Her experience serving as a corporate director and audit and risk committee chair on other public company boards provides a valuable perspective on the Board's role in management oversight and corporate governance.

Steven R. Mills	Standing Board Committees:
Chairman of the Board Retired Public Company Financial Executive	Governance Committee
Director since: 2011
Director Class: III, term expiring in 2027	Other U.S. Public Company Directorships:
Age: 70	None
Summary:

Mr. Mills has more than 45 years of experience in the fields of accounting, corporate finance, strategic planning, risk management, and mergers and acquisitions. He served as Chief Financial Officer of Amyris, Inc., a renewable products company, from May 2012 to December 2013. Prior to joining Amyris, he had a 33-year career at Archer Daniels Midland Company, one of the world’s largest agricultural processors and food ingredient providers. At Archer Daniels Midland, he held various senior executive roles, including Chief Financial Officer, Controller, and responsibility for leading company strategic efforts globally. Mr. Mills also serves on the Boards of Arianna S.A., Illinois College and First Illinois Corporation (along with its wholly-owned banking subsidiary, Hickory Point Bank & Trust).

Skills Relevant to BHC:

Mr. Mills brings to the Board executive leadership and financial experience as a former CFO of publicly traded companies and strategic planning experience as both a former senior vice president of strategic planning and a senior executive vice president performance and growth for a publicly traded company. These roles also position Mr. Mills to provide the Board perspectives on mergers and acquisitions and capital deployment. Mr. Mills is an experienced director having served on numerous public, private, and not-for-profit companies, making him an expert in corporate governance.

Robert P. Otto	Standing Board Committees:
Owner of Bob Otto Consulting LLC	Audit Committee (Chair) Governance Committee
Director since: 2017
Director Class: I, term expiring in 2028	Other U.S. Public Company Directorships:
Age: 66	None
Summary:

Since 2017, Mr. Otto has provided strategic planning and advisory services in cybersecurity and intelligence through his company, Bob Otto Consulting LLC. With 34 years of U.S. Air Force service, he served as a general officer from 2008 to 2016, culminating as lieutenant general and the Deputy Chief of Staff for Intelligence, Surveillance and Reconnaissance. He was directly responsible for intelligence policy, planning, implementation, oversight, and leadership of a 27,000-person workforce.

Skills Relevant to BHC:

Mr. Otto’s experience in cybersecurity and intelligence through his lengthy career with the U.S. Air Force provides the Board information technology and cybersecurity expertise. His leadership and oversight of a large workforce positions him to provide the Board insights regarding human capital management.

Scott M. Prochazka	Standing Board Committees:
Former Board Member, President and Chief Executive Officer of CenterPoint Energy	Leadership Development & Compensation Committee (Chair) Governance Committee
Director since: 2020
Director Nominee Class: II, term expiring in 2029	Other U.S. Public Company Directorships:
Age: 60	None
Summary:

Mr. Prochazka served as Board Member, President and Chief Executive Officer of CenterPoint Energy, a public energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations, from 2014 until his retirement in 2020. Prior to that he was Chief Operating Officer from 2012 to 2013, Senior Vice President of Electric Business from 2011 to 2012, and Vice President of Gas Business Unit from 2009 to 2011. He held other management positions including Vice President Customer Care and Support Services and Vice President Texas Gas Region. Before his time at CenterPoint Energy, Mr. Prochazka held roles of increasing responsibility at Dow Chemical. Mr. Prochazka was a Board Member of Enable Midstream Partners, LP from 2014 to 2020, and Chairman from 2015 to 2017. Mr. Prochazka was previously a Board Member of Peridot Acquisition Corporation, from 2020 to 2021, where he served on the Audit and Compensation Committees, and Peridot Acquisition Corp. II, from 2021 to 2023, where he served on the Audit and Compensation Committees. He also previously served on the Board of Li-Cycle Holdings Corp. (successor to Peridot Acquisition Corp). He currently serves on the Board of Saudi Electric Co.

Skills Relevant to BHC:

Mr. Prochazka’s executive experience as a former CEO of a publicly traded electric and gas utility company, with a market cap more than four times that of Black Hills Corporation, and leadership experience as COO of both gas and electric utility divisions, provides a valuable perspective regarding utility business operations, regulatory and governmental affairs, safety, capital deployment and risk management.

Teresa A. Taylor	Standing Board Committees:
Chief Executive Officer of Blue Valley Advisors, LLC	Leadership Development & Compensation Committee Governance Committee (Chair)
Director since: 2016
Director Nominee Class: II, term expiring in 2029	Other U.S. Public Company Directorships:
Age: 62	T-Mobile USA, Inc. (since 2013)
Summary:

Ms. Taylor has over 30 years of experience in the technology, media, and telecom sectors. She has been the Chief Executive Officer of Blue Valley Advisors, LLC, a consulting firm that she founded, since 2011. She was the Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from 2009 to 2011, where she led the daily operations and a senior management team responsible for 30,000 employees in field support, technical development, sales, marketing, customer support and information technology systems. She is a Board Member of T-Mobile USA, Inc. She was previously a Board Member of First Interstate BancSystem, Inc. from 2012 to 2020, Columbia Pipeline Group Inc. from 2015 to 2016, and NiSource, a public utility company from 2012 to 2015.

Skills Relevant to BHC:

Ms. Taylor’s broad range of experience over her three decades-long career, including in the fields of human resources, customer support, information technology systems, and business operations, add breadth and depth to the board. Her experience leading large employee teams lends toward engagement with the Board in the areas of compensation practices and human capital management. Ms. Taylor’s experience as a lead independent director of a publicly traded company provides further insight into Board governance and oversight of management.

Anne G. Waleski	Standing Board Committees:
Retired Executive Vice President and Chief Financial Officer of Markel Corporation	Audit Committee
Director since: 2025
Director Nominee Class: II, term expiring in 2029	Other U.S. Public Company Directorships:
Age: 59	None
Summary:

Ms. Waleski served as EVP and CFO for Markel Corporation, a global financial services holding company, from 2010 until her retirement in 2019. Prior to that she served as Treasurer from 2003 to 2010. She has extensive experience as a financial executive delivering results throughout her successful career. Ms. Waleski has been a board member of Liberty Mutual Holding Company, Inc. since 2021 and is currently the Lead Independent Director, chairs the Governance & Sustainability Committee, chairs the Audit and Finance Committee, and is a member of the Compensation Committee. Ms. Waleski's past board service includes Enact Global Holdings, Inc. from 2021 to 2025 where she chaired the Audit Committee and was a member of the Governance and Nominating Committee, Tredegar Corporation from 2018 to 2023 where she was a member of the Audit and Compensation Committee and ProSight Global Inc. from 2020-2021 where she chaired the Audit Committee.

Skills Relevant to BHC:

As a former CFO and Treasurer of a Fortune 500 publicly traded company Ms. Waleski's business perspective, financial and investment experience, and broad mergers and acquisitions experience contribute to the oversight of controls, capital allocation, strategy and risk. Ms Waleski’s experience as a corporate director and committee chair on other public company boards provides a valuable perspective on Board oversight and governance.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted “Corporate Governance Guidelines of the Board,” which guide the operation of our Board and assist the Board in fulfilling its obligations to shareholders and other constituencies. The guidelines lay the foundation for the Board’s responsibilities, operations, leadership, organization and committee matters. The Governance Committee reviews the guidelines annually, and the guidelines may be amended at any time, upon recommendation by the Governance Committee and approval of the Board. These guidelines can be found in the “Corporate Governance” section of our website (https://ir.blackhillscorp.com/corporate-governance/governance-documents).

Board Leadership Structure

On May 1, 2020, Steven R. Mills, an independent director, was appointed Chairman of the Board. As Chairman, Mr. Mills leads our Board in the performance of its duties by working with the CEO to establish meeting agendas, facilitating board meetings and executive sessions, and collaborating with the Board to annually evaluate the performance of the CEO.

As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and CEO should be separate or combined. The Governance Committee annually reviews the appropriate leadership structure for the Company and recommends a Chairman for Board approval. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be held by separate individuals, the Board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for the Company at this time because it allows our CEO to focus on business operations and our Chairman to focus on Board governance.

Risk Oversight

Our Board oversees an enterprise risk management ("ERM") approach to risk management that supports our operational and strategic objectives. It fulfills its oversight responsibilities through receipt of quarterly reports from management regarding material risks involving strategic planning and execution, operations, physical and cybersecurity, environmental, social and governance ("ESG"), financial, legal, safety, regulatory, and human resources risks. While our full Board retains responsibility for risk oversight, it delegates oversight of certain risk considerations to its committees within each of their respective areas of responsibility as defined in the charter for each committee.

Our management is responsible for day-to-day risk management and operates under our ERM program that addresses enterprise risks. The ERM program includes practices to identify risks, assess the impact and likelihood of occurrence, and develop action plans to prevent the occurrence or mitigate the impact of the risk. The ERM program includes regular reporting to our senior management team, quarterly reporting to our Board, and monitoring and testing by the Risk Management, Compliance and Internal Audit groups.

Sustainability Oversight

We are committed to creating a cleaner energy future that builds upon our responsibility to provide the safe, reliable and economic energy that improves our customers' lives. The Board oversees management's execution of our sustainability objectives and receives quarterly updates from management regarding sustainability matters. Under the oversight of the Board, we published our 2024 Corporate Sustainability Report in the second quarter of 2025. In addition to announcing progress toward our goal to reduce electric utility emission intensity 40% by 2030 and 70% by 2040, we provided an overview of the progress we have made toward achieving net zero emissions by 2035 for our natural gas distribution system. Also in the second quarter of 2025, we issued updated Edison Electric Institute and American Gas Association ESG disclosures, Natural Gas Sustainability Initiative (NGSI) disclosures, Sustainability Accounting Standards Board (SASB) disclosures, Task Force on Climate Related Financial Disclosure (TCFD) Index disclosures, and an Employer Information Report (EEO-1).

Cyber and Physical Security Oversight

Our Board retains oversight of cyber and physical security. Our Chief Information and Transformation Officer provides the Board quarterly reports that summarize material security risks and the measures that have been put in place to mitigate the associated risks. These reports address a variety of topics including updates on strategic initiatives, industry trends, threat vulnerability assessments, and efforts to prevent, detect and respond to internal and external critical threats.

Human Capital Management Oversight

Primary responsibility for oversight of human capital management rests with our Leadership Development and Compensation Committee. As part of its oversight, the Committee reviews regular reports from management regarding employee engagement, retention, inclusion, pay equity, strategic workforce planning, succession planning, employee benefits programs, human rights and company culture.

Succession Planning Oversight

Our Board is actively engaged in succession planning for our key executive positions to ensure a strong bench of future leaders. To assist the Board, our CEO, and our Chief Human Resources Officer perform talent reviews and discuss succession planning and leadership development. Semi-annually, their assessment of senior executive talent, including potential of such talent to succeed our CEO or other executive officers, readiness for succession and development opportunities are presented to our Board.

Director Nominees

The Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Board candidates are considered based upon various criteria, including diversity of gender, race and ethnicity; business, administrative and professional skills or experiences; an understanding of relevant industries, technologies and markets; financial literacy; independence status; the ability and willingness to contribute time and special competence to Board activities; personal integrity and independent judgment; and a commitment to enhancing shareholder value. The Governance Committee considers these and other factors as it deems appropriate, given the needs of the Board. Our goal is a diverse, talented, and highly engaged Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business currently and in the future. The Governance Committee considers candidates for Board membership suggested by a variety of sources, including current or past Board members, the use of third-party executive search firms, members of management, and shareholders. Any shareholder may make recommendations for consideration by the Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary. The Committee evaluates all director candidates in the same manner using the same criteria regardless of who recommends them.

Shareholders who intend to nominate persons for election to the Board must provide timely written notice of the nomination in accordance with Article I, Section 9 of our Bylaws. Generally, our Corporate Secretary must receive the written notice at our executive offices at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For the 2027 shareholder meeting, those dates are January 29, 2027 and December 30, 2026. The notice must include at a minimum the information set forth in Article I, Section 9 of our Bylaws, including the shareholder’s identity, contingent ownership interests, description of any agreement made with others acting in concert with respect to the nomination, specific information about the nominee and certain representations by the nominee to us.

Board Independence

In accordance with NYSE rules, the Board through its Governance Committee, affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards. These guidelines are contained in our Policy for Director Independence, which can be found in the "Corporate Governance" section of our website (https://ir.blackhillscorp.com/corporate-governance/governance-documents). Based on these standards, the Governance Committee determined that each of the following non-employee directors is independent and has no relationship with us, except as a director and shareholder: Robert F. Beard, Barry M. Granger, Tony A. Jensen, Kathleen S. McAllister, Steven R. Mills, Robert P. Otto, Scott M. Prochazka, Teresa A. Taylor, and Anne G. Waleski. In addition, based upon these standards, the Governance Committee determined that Mr. Evans is not independent because he is an officer of the Company.

Director Resignation Policies

The Corporate Governance Guidelines require members of the Board to submit a letter of resignation for consideration by the Board in certain circumstances. The Corporate Governance Guidelines include a plurality plus voting policy. Pursuant to the policy, any nominee for election as a director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation as a director to the Chairman of the Board following certification of the election results. Broker non-votes will not be deemed to be votes “For” or “Withheld” from a director’s election for purposes of the policy. The Governance Committee (without the participation of the affected director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take the appropriate action on each tendered resignation, taking into account the Governance Committee’s recommendation. The Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate, including the reasons why the

Governance Committee believes shareholders “Withheld” votes for election from such director and any other circumstances surrounding the “Withheld” votes, any alternatives for curing the underlying cause of the “Withheld” votes, the qualifications of the tendering director, his or her past and expected future contributions to us and the Board, and the overall composition of the Board, including whether accepting the resignation would cause us to fail to meet any applicable SEC or NYSE requirements. The Board will publicly disclose its decision and rationale by filing a Form 8-K with the SEC within 90 days after receipt of the tendered resignation.

The Corporate Governance Guidelines also require members of the Board to tender a letter of resignation in the event of a change in professional responsibilities that may directly or indirectly impact that Board member’s ability to fulfill directorship obligations. The Board is not obligated to accept that resignation. The Governance Committee will review the affected member’s service and qualifications and recommend to the Board the continued appropriateness of Board membership under the circumstances.

Our Corporate Governance Guidelines provide that no person will be elected or stand for reelection to the Board after attaining 75 years of age, unless otherwise determined by the Board.

Codes of Business Conduct and Ethics

The Code of Business Conduct and the Code of Ethics that apply to our Chief Executive Officer and Senior Financial Officers can be found in the “Corporate Governance” section of our website (https://ir.blackhillscorp.com/corporate-governance/governance-documents). We intend to disclose any amendments to, or waivers of, the Code of Ethics on our website. Please note that none of the information contained on our website is incorporated by reference in this proxy statement.

Certain Relationships and Related Party Transactions

We recognize related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of us and our shareholders. Accordingly, as a general matter, it is our preference to avoid related party transactions. Nevertheless, we recognize that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of us and our shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, our Board has adopted a policy for the review of related party transactions. This policy requires directors and officers to promptly report to our Corporate Secretary all proposed or existing transactions in which the Company and they, or persons related to them, are parties or participants. Our Corporate Secretary presents those transactions to our Governance Committee. Our Governance Committee reviews the material facts presented and either approves or disapproves entry into the transaction. In reviewing the transaction, the Governance Committee considers the following factors, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer. There were no reportable related party transactions in 2025.

Insider Trading and Anti-Hedging Policy

Black Hills Corporation has adopted policies and procedures that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including the NYSE listing standards. Our Insider Trading Policy prohibits unlawful insider trading, hedging transactions and related practices ("Insider Trading Policy"). Specifically, Black Hills Corporation’s employees, officers and directors are prohibited from trading in the Company’s securities while in possession of material, nonpublic information, from pledging its securities as collateral, holding its securities in a margin account and entering into transactions that are designed to hedge or offset decreases in the market value of the securities. Additionally, certain employees and officers are subject to routine and non-routine blackout periods during which times trading in our securities is not permitted, as well as pre-clearance procedures to ensure compliance with applicable internal policies. It is also the policy of the Company to comply with all applicable securities laws and listing standards when transacting in its own securities or the securities of others.

Delinquent Section 16(a) Reports
Based solely upon a review of our records and reports on Forms 3, 4 and 5 filed with the SEC, we believe that during and with respect to 2025, all persons subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934,
as amended, filed the required reports on a timely basis, except for one Form 3 and 4 for Mr. Redden related to an August 2025 transaction.

Communications with the Board

We value the views and input of our shareholders and believe that fostering productive dialogue with our shareholders contributes to our long-term success. Shareholders and others interested in communicating directly with the Chairman, with the independent directors as a group, or the Board may do so in writing to the Chairman, Black Hills Corporation, 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709.

MEETINGS AND COMMITTEES OF THE BOARD

THE BOARD

Our Board held 19 meetings during 2025. Each regularly scheduled meeting of the Board includes an executive session of only independent directors. During 2025, each current director attended at least 75 percent of the combined total of Board meetings and Committee meetings on which the director served. While not required under our policies, all directors attended the 2025 annual meeting of shareholders.

The significant number of Board meetings in 2025 was due to many special meetings held to review, consider and approve the Merger.

COMMITTEES OF THE BOARD

Our Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. Those standing committees are the Audit Committee, the Leadership Development and Compensation Committee and the Governance Committee. Each committee operates under a charter, which is available on our website at https://ir.blackhillscorp.com/corporate-governance/governance-documents and is also available in print to any shareholder who requests it. In addition, our Board creates special committees from time to time for specific purposes. Members of the committees are designated by our Board upon recommendation of the Governance Committee.

Audit Committee	Primary Responsibilities
9 Meetings in 2025	© Assist the Board in fulfilling its oversight responsibility to our shareholders relating to the quality and integrity of our accounting, auditing and financial reporting processes;

Members: Robert P. Otto (Chair) Tony A. Jensen Kathleen S. McAllister Anne G. Waleski Independence: 100%	© Oversee the integrity of our financial statements, financial reporting systems, internal controls and disclosure controls regarding finance, accounting and legal compliance;

© Review areas of potential significant financial risk to us;

© Review consolidated financial statements and disclosures;

© Appoint an independent registered public accounting firm for ratification by our shareholders;

© Monitor the independence and performance of our independent registered public accountants and internal auditing department;

© Pre-approve all audit and non-audit services provided by our independent registered public accountants;

© Review the scope and results of the annual audit, including reports and recommendations of our independent registered public accountants;

© Review the internal audit plan, results of internal audit work and our process for monitoring compliance with our Code of Business Conduct and other policies and practices established to ensure compliance with legal and regulatory requirements; and

© Periodically meet, in private sessions, with Internal Audit, Chief Financial Officer, Chief Compliance Officer, other management, and our independent registered public accounting firm.

Committee Report: Page 22 of this Proxy Statement

In accordance with the rules of the NYSE, all of the members of the Audit Committee are financially literate. In addition, the Board determined that Mr. Jensen and Mses. McAllister and Waleski have the requisite attributes of an “audit committee financial expert” as provided in regulations promulgated by the SEC, and that such attributes were acquired through relevant education and/or experience.

Leadership Development and Compensation Committee	Primary Responsibilities
8 Meetings in 2025 Members: Scott M. Prochazka (Chair) Robert F. Beard Barry M. Granger Teresa A. Taylor Independence: 100% Committee Report: Page 36 of this Proxy Statement	© Discharge the Board's responsibilities related to executive and director compensation philosophy, policies and programs;

© Perform functions required of directors in the administration of all federal and state laws and regulations pertaining to executive employment and compensation;

© Consider and recommend for approval by the Board all executive compensation programs including executive benefit programs and stock ownership plans;

© Promote an executive compensation program that supports the overall objective of enhancing shareholder value;

© Provide oversight of Company culture, inclusion, human rights, pay equity, and employee engagement; and

© Oversee leadership development.

The Leadership Development and Compensation Committee has authority under its charter to retain compensation consultants and other advisors as the Committee may deem appropriate in its sole discretion. The Committee engaged Meridian Compensation Partners, LLC (Meridian), an independent consulting firm, to conduct an annual review of our 2025 total compensation program for executive officers. The Committee reviewed the independence of Meridian and the individual representatives of Meridian who served as consultants to the Committee, in accordance with the SEC and NYSE requirements. The Leadership Development and Compensation Committee concluded that Meridian was independent and Meridian’s performance of services raised no conflict of interest. The Committee’s conclusions were based in part on a report that Meridian provided to the Committee intended to reveal any potential conflicts of interest and a schedule of the type and amount of any non-executive compensation services provided by Meridian to the Company.

Leadership Development and Compensation Committee Interlocks. None of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or on our Leadership Development and Compensation Committee.

Governance Committee	Primary Responsibilities
5 Meetings in 2025 Members: Teresa A. Taylor (Chair) Steven R. Mills Robert P. Otto Scott M. Prochazka Independence: 100%	© Assess the size of the Board and qualifications for Board membership;
© Identify and recommend prospective directors to the Board to fill vacancies;
© Review and evaluate director nominations submitted by shareholders, including reviewing the qualifications and independence of shareholder nominees;
© Consider and recommend existing Board members to be renominated at our annual meeting of shareholders;

© Consider the resignation of an incumbent director who makes a principal occupation change (including retirement) or who receives a greater number of votes "Withheld" than votes "For" in an uncontested election of directors and recommend to the Board whether to accept or reject the resignation;

© Establish and review guidelines for corporate governance;
© Recommend to the Board for approval committee membership and chairs of the committees;
© Recommend to the Board for approval a Chairman or an independent director to serve as a Lead Director;

© Review the independence of each director and director nominee;
© Administer an annual evaluation of the performance of the Board and each Committee and an evaluation of the individual directors up for reelection in the next year;
© Ensure that the Board oversees the evaluation and succession planning of management;
© Oversee the reporting framework the Company utilizes to track and monitor progress associated with ESG activities; and
© Oversee company political engagement.

DIRECTOR COMPENSATION

DIRECTOR FEES

Compensation to our non-employee directors consists of cash retainers for Board Members, Committee Members, the Board Chairman and Committee Chairs and equity compensation in the form of restricted stock units.

In setting non-employee director compensation, the Leadership Development and Compensation Committee recommends the form and amount of compensation to the Board, which makes the final determination. In considering and recommending the compensation of non-employee directors, the Leadership Development and Compensation Committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. We do not pay meeting fees. The Leadership Development and Compensation Committee did not recommend any changes to director fees for 2025. The fee structure for director fees in 2025 was as follows:

	Fees Effective January 1, 2025
	Cash	Restricted Stock Units
Board Retainer	$105,000	$135,000
Board Chairman	$120,000
Committee Chair Retainer
Audit Committee	$15,000
Leadership Development and Compensation Committee	$12,500
Governance Committee	$12,500
Committee Member Retainer
Audit Committee	$10,000
Leadership Development and Compensation Committee	$7,500
Governance Committee	$7,500

DIRECTOR COMPENSATION FOR 2025 AND OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2025(1)

Name(2)	Fees Earned or Paid in Cash	Stock Awards(3)	Total	Outstanding Equity Awards at December 31, 2025(4)
Robert F. Beard(6)	$75,000	$135,000	$210,000	2,294
Barry M. Granger	$112,500	$135,000	$247,500	12,016
Tony A. Jensen	$115,000	$135,000	$250,000	20,309
Kathleen A. McAllister	$115,000	$135,000	$250,000	18,719
Steven R. Mills	$232,500	$135,000	$367,500	49,508
Robert P. Otto	$130,000	$135,000	$265,000	22,624
Scott M. Prochazka	$132,500	$135,000	$267,500	12,016
Rebecca B. Roberts(5)	$40,000	$—	$40,000	—
Mark A. Schober(5)	$45,833	$—	$45,833	—
Teresa A. Taylor	$132,500	$135,000	$267,500	21,966
Anne G. Waleski(6)	$76,667	$135,000	$211,667	2,294

(1)
Our directors did not receive any stock option awards, non-equity incentive plan compensation, pension benefits or perquisites in 2025 and did not have any stock options outstanding at December 31, 2025.
(2)
Mr. Evans, our President and CEO, is not included in this table because he is our employee and thus receives no compensation for his services as director. Mr. Evans’ compensation received as an employee is shown in the Summary Compensation Table for our Named Executive Officers.
(3)
On May 1, 2025, each non-employee director received an annual equity award of restricted stock units equivalent to $135,000 that will vest following our 2026 annual meeting. The grant date fair value of a restricted stock unit is the closing price of a share of our common stock on the grant date.
(4)
Includes common stock equivalents, unvested restricted stock units and associated dividend equivalents (2,294 shares for each director that will vest, if not deferred, at the 2026 annual meeting) and deferred stock units (6,605 shares for Ms. McAllister and Messrs. Granger and Mills who elected to defer their restricted stock awards until they separate from the board).
(5)
Ms. Roberts' and Mr. Schober's retirements from our Board of Directors were effective at our 2025 annual meeting of shareholders.
(6)
Mr. Beard and Ms. Waleski became members of the Board following their election at the 2025 annual meeting of shareholders.

Dividend equivalents accrue on the common stock equivalents and restricted stock units.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Each member of our Board is required to hold shares of common stock, common stock equivalents, or restricted stock units equal to five times the annual cash Board retainer. All of our directors have met the stock ownership guideline except for Mr. Beard and Ms. Waleski, who have been on the Board for less than five years.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common stock as of February 27, 2026 for each director, each executive officer named in the Summary Compensation Table, all of our current directors and executive officers as a group and each person known by us to beneficially own more than five percent of our outstanding shares of common stock. Beneficial ownership includes shares a director, nominee, or executive officer has or shares the power to vote or transfer. There were no stock options outstanding for any of our directors or executive officers as of February 27, 2026.

Except as otherwise indicated by footnote below, we believe that each individual named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by that individual.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Outstanding Equity Awards (3)	Total	Percentage
Outside Directors
Robert F. Beard	—	2,294	2,294	*
Barry M. Granger	803	11,213	12,016	*
Tony A. Jensen	13,804	6,505	20,309	*
Kathleen S. McAllister	5,609	13,110	18,719	*
Steven R. Mills	18,711	30,797	49,508	*
Robert P. Otto	10,657	11,967	22,624	*
Scott M. Prochazka	7,408	4,608	12,016	*
Teresa A. Taylor	9,384	12,582	21,966	*
Anne G. Waleski	—	2,294	2,294	*

Named Executive Officers
Linden R. Evans	174,272		174,272	*
Kimberly F. Nooney	38,696		38,696	*
Marne M. Jones	38,667		38,667	*
Sarah A. Wiltse	7,532		7,532	*
Don Redden	6,910		6,910	*
Phillip Casey	—		—	*
All current directors and executive officers as a group (15 persons)	332,453	95,370	427,823	*

* Represents less than one percent of the common stock outstanding.

(1)
Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security.
(2)
Includes restricted stock held by the following executive officers for which they have voting power but not investment power: Mr. Evans - 36,578 shares; Ms. Nooney - 25,617 shares; Ms. Jones - 20,051 shares; Ms. Wiltse - 7,055 shares; Mr. Redden - 6,910 shares; Mr. Casey - 0 shares, and all directors and executive officers as a group 96,211 shares. Includes 2,294 restricted stock units held by each director.
(3)
Represents common stock equivalents allocated to the directors’ accounts prior to January 1, 2022 under our former directors’ stock-based compensation plan, of which there are no voting rights, and deferred restricted stock units for directors who elected to defer their equity compensation after January 1, 2022.

PRINCIPAL SHAREHOLDERS

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Common Stock as of February 27, 2026:

Name and Address	Shares of Common Stock Beneficially Owned	Percentage

BlackRock, Inc.(1)
50 Hudson Yards	10,522,520	14.6%
New York, NY 10001

The Vanguard Group Inc.(2)
100 Vanguard Blvd.	8,143,567	12.0%
Malvern, PA 19355

State Street Corporation(3)
State Street Financial Center	3,665,284	5.4%
1 Congress Street, Suite 1
Boston, MA 02114-2016

(1)
Information is as of March 31, 2025, and is based on a Schedule 13G/A filed on April 30, 2025. BlackRock, Inc. has sole voting power with respect to 10,401,244 shares and sole investment power with respect to 10,522,520 shares.
(2)
Information is as of December 29, 2023, and is based on a Schedule 13G/A filed on February 13, 2024. The Vanguard Group Inc. has shared voting power with respect to 77,164 shares and sole investment power with respect to 8,002,478 shares, and shared investment power with respect to 141,089 shares.
(3)
Information is as of December 31, 2023, and is based on a Schedule 13G filed on January 25, 2024. State Street Corporation has shared voting power with respect to 3,389,369 shares and shared investment power with respect to 3,656,584 shares.

PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accountants, conducted the audit of Black Hills Corporation and its subsidiaries for 2025. Representatives of Deloitte & Touche LLP are expected to be present at our virtual annual meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Our Audit Committee has appointed Deloitte & Touche LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for 2026 and to render their reports. In determining whether to recommend to the full Board the reappointment of Deloitte & Touche LLP as our independent auditor, the Audit Committee considered the following:

•
Technical expertise and knowledge of the Company’s business and industry
•
The quality and candor of communications with the Audit Committee
•
Deloitte & Touche LLP’s independence
•
Public Company Accounting Oversight Board inspection reports on the firm
•
Input from management on Deloitte & Touche LLP’s performance, objectivity and professional judgment
•
The appropriateness of fees for audit and non-audit services

The Board recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions will have no effect on such vote. If shareholder approval for the appointment of Deloitte & Touche LLP is not obtained, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following charts set forth the aggregate fees for services provided to us for the years ended December 31, 2025 and 2024 by our independent registered public accounting firm, Deloitte & Touche, the member firms of Deloitte & Touche and their respective affiliates:

2025 Deloitte & Touche Fees
Total $3,727,224
Tax Compliance: $84,240
Tax Planning & Advisory: $77,857
Audit-Related: $265,827
Audit: $3,299,300

2024 Deloitte & Touche Fees
Total $4,046,565
Tax Compliance: $168,480
Tax Planning & Advisory: $310,840
Audit-Related: $445,145
Audit: $3,122,100

Audit Fees

Fees for professional services rendered for the audits of our financial statements, review of the interim financial statements included in quarterly reports, opinions on the effectiveness of our internal control over financial reporting, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include merger-related reviews and employee benefit plan audits.

Tax Compliance Fees

Fees for services related to federal and state tax compliance.

Tax Planning and Advisory Fees

Fees for planning, advisory services, and merger-related services.

The services performed by Deloitte & Touche were pre-approved in accordance with the Audit Committee’s policy whereby the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities to shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements regarding financial reporting, the independent auditors’ qualifications and independence, and the performance of the Company’s internal and independent auditors.

Management has the primary responsibility for the completeness and accuracy of the Company’s financial statements and disclosures, the financial reporting process, and the effectiveness of the Company’s internal control over financial reporting.

Our independent auditors, Deloitte & Touche LLP, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities for 2025, the Audit Committee, among other things:

•
Reviewed and discussed the audited financial information contained in the Annual Report on Form 10-K with management and our independent auditors prior to public release.
•
Reviewed and discussed with our independent auditors their judgments as to the quality, not just the acceptability, of our critical accounting principles and estimates and all other communications required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
•
Reviewed and discussed with management, our internal auditors and our independent auditors management’s report on internal control over financial reporting, including the significance and status of control deficiencies identified by management and the results of remediation efforts undertaken, to determine the effectiveness of internal control over financial reporting at December 31, 2025.
•
Reviewed with our independent auditors their report on the Company’s internal control over financial reporting at December 31, 2025, including the basis for their conclusions.
•
Reviewed and pre-approved all audit and non-audit services and fees provided to the Company by our independent auditors and considered whether the provision of such non-audit services by our independent auditors is compatible with maintaining their independence.
•
Discussed with our internal and independent auditors their audit plans, audit scope and identification of audit risks and reviewed the results of internal audit examinations.
•
Reviewed and discussed the interim financial information contained in each quarterly earnings announcement and Quarterly Report on Form 10-Q with management and our independent auditors prior to public release.
•
Received and reviewed periodic corporate compliance and financial risk reports, including credit and hedging activity.
•
Held private sessions with our independent auditors, Internal Audit, Chief Financial Officer, and Chief Compliance Officer.
•
Received the written disclosures and the letter from our independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and discussed the independence of Deloitte & Touche LLP with them.
•
Concluded Deloitte & Touche LLP is independent based upon the above considerations.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. The Audit Committee also recommended and the Board reappointed Deloitte & Touche LLP as our independent registered public accounting firm for 2026. Shareholders are being asked to ratify that selection at the 2026 Annual Meeting.

THE AUDIT COMMITTEE

Robert P. Otto, Chair

Tony A. Jensen

Kathleen S. McAllister

Anne G. Waleski

PROPOSAL 3	ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

We are providing shareholders with an annual advisory, non-binding vote on the executive compensation of our Named Executive Officers (commonly referred to as “say on pay”). Accordingly, shareholders will vote on approval of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

This vote is non-binding. The Board and the Leadership Development and Compensation Committee expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. At our 2025 annual meeting, 97.8 percent of the votes cast in this matter approved our executive compensation.

As described at length in the Compensation Discussion and Analysis section of this proxy statement, we believe our executive compensation program is reasonable, competitive and strongly focused on pay for performance. The compensation of our Named Executive Officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Our short-term incentive is tied to earnings per share, safety performance targets, system safety and reliability targets, customer experience targets, and human capital targets that reward our executives when they deliver targeted results. Our long-term incentive performance shares or units vest based upon the level of achievement of certain pre-established performance goals over a three-year performance period as described in the Compensation Discussion and Analysis. Through stock ownership guidelines, equity incentives and clawback provisions, we align the interests of our executives with those of our shareholders and our long-term interests. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives who can drive financial and strategic growth objectives that are intended to enhance shareholder value. We believe that the 2025 compensation of our Named Executive Officers was appropriate and aligned with our 2025 results and positions us for long-term growth.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures to better understand the compensation of our Named Executive Officers.

The advisory resolution to approve executive compensation is non-binding. However, our Board will consider shareholders to have approved our executive compensation if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. Abstentions and broker non-votes will have no effect on such vote.

The Board recommends a vote FOR the advisory vote on executive compensation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically explains the compensation-related actions taken with respect to 2025 compensation for our Named Executive Officers included in the Summary Compensation Table. The Leadership Development and Compensation Committee of the Board (the "Committee" for purposes of this Compensation Discussion and Analysis), is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies and programs.

Our Named Executive Officers, based on 2025 positions and compensation levels, are:

Named Executive Officers	Title	Reference
Linden R. Evans	President and Chief Executive Officer	Evans, CEO
Kimberly F. Nooney	Sr. Vice President and Chief Financial Officer	Nooney, CFO
Marne M. Jones	Sr. Vice President and Chief Utility Officer	Jones, CUO
Sarah A. Wiltse	Sr. Vice President and Chief Human Resources Officer	Wiltse, CHRO
Don Redden (1)	Sr. Vice President and Chief Information and Transformation Officer	Redden, CITO
Phillip Casey (2)	Former Sr. Vice President, General Counsel and Chief Compliance Officer	Casey, Former GC

________

(1) Mr. Redden joined the Company on July 21, 2025.

(2) Mr. Casey's employment was involuntarily terminated on April 1, 2025.

KEY EXECUTIVE COMPENSATION OBJECTIVES

Overall, our goal is to target total direct compensation (the sum of base salary, short-term incentive at target and long-term incentive at target) to be around the median of the appropriate market. Our executive compensation is designed to maintain an appropriate and competitive balance between fixed and variable compensation components including short-and long-term compensation, and cash and stock-based compensation. We believe that the performance basis for determining compensation should differ by each reward component – base salary, short-term incentive and long-term incentive. Incentive measures (short-term and long-term) should emphasize objective, quantitative operating measures. The performance measures for our incentive compensation plans are discussed below.

BEST PRACTICES IN EXECUTIVE COMPENSATION

Our executive compensation program reflects the following best practices, which ensure effective compensation governance and align the interests of our shareholders and executives.

What we do:		What we do not do:
✓	A significant portion of executive pay is at risk by granting incentive awards that are based on continuing annual and long-term metrics tied to performance.	X	Other than the CEO, no employment agreements with executives.
✓	Short-Term incentive plan awards are capped at 200% of target.	X	No change in control cash severance payments that exceed three times base salary and target bonus.
✓	Long-Term incentive plan awards are capped at 200% of target number of shares granted.	X	No excise tax gross-ups for executives.
✓

Non-vested equity awards are not accelerated after a change in control unless the executive is: (1) terminated without cause or for good reason; or (2) the award is not assumed or substituted by the successor company (subject to different treatment described below upon the closing of the Merger)

		X	No hedging or pledging of Company stock.
✓	Executives and directors are subject to stock ownership guidelines and retention requirements.	X	No excessive perquisites for executives.
✓	A Mandatory Compensation Recovery Policy has been in place since 2023.

SETTING EXECUTIVE COMPENSATION

Based upon our compensation philosophy, the Committee structures executive compensation to motivate our executives to achieve specified business goals and to reward them for achieving such goals. The key steps the Committee follows in setting executive compensation are to:

«	Analyze executive compensation market data to evaluate market competitiveness
«	Review the components of executive compensation, including base salary, short-term incentive, long-term incentive, retirement, and other benefits
«	Review total compensation and structure
«	Review executive officer performance, responsibilities, experience, and other factors cited above to determine individual compensation levels

EXECUTIVE COMPENSATION PROGRAM DESIGN OBJECTIVES
Attract, retain, motivate, and encourage the development of highly qualified executives	Provide competitive compensation	Promote the relationship between pay and performance	Promote corporate performance that is linked to our shareholders’ interests	Recognize and reward individual performance

Market Compensation Analysis

The market for our executive talent is national in scope and is not focused on any one geographic location, area or region of the country. As such, our executive compensation should be competitive with the national market for executives. It should also reflect the executive’s responsibilities and duties and align with the compensation of executives at companies or business units of comparable size and complexity. The Committee reviews market information provided by its independent compensation consultant for our executives from the electric and gas utility industry and general industry.

The Committee selects and retains the services of an independent compensation consulting firm to periodically:

«	Provide information regarding practices and trends in compensation programs
«	Review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size, complexity, and type of business
«	Review and assist with the establishment of a peer group of companies ("Peer Group")
«	Provide a compensation analysis of the executive positions

The Committee used the services of an independent compensation consultant, Meridian, to provide competitive compensation data, analysis, and guidance to the Committee, which is used when reviewing and designing our overall executive compensation programs. During 2025, Meridian provided guidance and recommendations to the Committee on executive officer compensation and related governance matters, including consultation regarding the design of our short-term and long-term incentive awards. In support, Meridian gathered data from nationally recognized survey providers, as well as specific peer companies through public filings, which included:

i.
Willis Towers Watson’s Compensation Data Bank (energy services and general industry); and
ii.
19 peer companies representing the utility and energy industry.

The 19 peer companies ranged in annual revenue size from approximately $700 million to $8.1 billion, with the median at $2.4 billion. The Company’s 2025 revenue was $2.3 billion. The survey data was adjusted for our relative revenue size using regression analysis, when possible. Our compensation peer companies included in the analysis for 2025 compensation decisions were:

ALLETE Inc. (ALE)	IDACORP Inc. (IDA)	ONE Gas, Inc. (OGS)
Alliant Energy Corporation (LNT)	MGE Energy Inc. (MGEE)	Pinnacle West Capital Corp. (PNW)
Ameren Corporation (AEE)	New Jersey Resources Corp. (NJR)	TXNM Resources, Inc. (TXNM)
Atmos Energy Corp. (ATO)	NiSource, Inc. (NI)	Portland General Electric Co. (POR)
Avista Corp. (AVA)	Northwest Natural Holding Co. (NWN)	Spire, Inc. (SR)
CMS Energy Corp. (CMS)	NorthWestern Energy Group, Inc. (NWE)
Hawaiian Electric Ind., Inc. (HE)	OGE Energy Corp. (OGE)

The compensation surveys are one of several factors the Committee uses in setting appropriate compensation levels. Other factors include Company performance, individual performance and experience, the level and nature of the executive’s responsibilities, internal equity considerations and discussions with the CEO related to the other senior executive officers' performance and contributions.

In October 2025, the Committee, in consultation with Meridian, approved a new Peer Group consisting of 21 companies that are size-appropriate peers, and reflect the Company's industry, complexity and market for executive talent. The 2026 executive compensation review will use the new Peer Group below, which ranges in annual revenue size from approximately $700 million to $8.1 billion, with the median at approximately $2.4 billion.

ALLETE Inc. (ALE)	IDACORP Inc. (IDA)	OGE Energy Corp. (OGE)
Alliant Energy Corporation (LNT)	MDU Resources Group, Inc. (MDU)	ONE Gas, Inc. (OGS)
Ameren Corporation (AEE)	MGE Energy Inc. (MGEE)	Pinnacle West Capital Corp. (PNW)
Atmos Energy Corp. (ATO)	New Jersey Resources Corp. (NJR)	TXNM Resources, Inc. (TXNM)
Avista Corp. (AVA)	NiSource, Inc. (NI)	Portland General Electric Co. (POR)
CMS Energy Corp. (CMS)	Northwest Natural Holding Co. (NWN)	Southwest Gas Holdings, Inc. (SWX)
Hawaiian Electric Ind., Inc. (HE)	NorthWestern Energy Group, Inc. (NWE)	Spire, Inc. (SR)

Components of Executive Compensation

The primary components of our executive compensation program consist of a base salary, a short-term incentive plan, and long-term incentives. In addition, we provide retirement and other benefits. The Committee reviews all components of each executive officer's compensation, including salary, short-term incentive, equity and other long-term incentive compensation values granted, and the current and potential value of the executive officer's total Black Hills Corporation equity holdings.

The majority of the executives’ total compensation is granted as incentive compensation. Incentive compensation is intended to motivate and encourage our executives to drive performance and achieve superior results for our shareholders and align realized pay with stock performance. Multiple and varied performance measures for each of the short-term and long-term incentives encourages executives to focus their efforts on driving balanced performance across the multiple key measures. The Committee periodically reviews information provided by its independent compensation consultant to inform its determination of the appropriate level and mix of total compensation. The Committee believes that a significant portion of total target compensation should be comprised of variable compensation. In order to reward long-term growth while still encouraging focus on short-term results, the Committee establishes incentive targets that emphasize long-term compensation at a greater level than short-term compensation.

Base Salary. Base salaries for all executives are reviewed annually. The base salary of our executives is also adjusted at the time of a promotion or material change in job responsibility, as appropriate. Evaluation of 2025 base salary adjustments occurred in January 2025. The base salary component of each position was compared to the market data provided by the independent compensation consultant. The actual base salary of each officer was determined based on the executive’s performance, the experience level of the officer, the current position in a market-based salary range, and internal pay relationships. For Mses. Jones and Nooney the increase in base salary is performance based and brings their salary to a more competitive level.

	Annual Base Salary
	2024	2025	Percent Change
Evans, CEO	$950,000	$1,000,000	5%
Nooney, CFO	$460,000	$490,000	7%
Jones, CUO	$450,000	$490,000	9%
Wiltse, CHRO	$350,000	$364,000	4%
Redden, CITO (1)	$—	$390,000	—
Casey, Former GC (2)	$405,000	$405,000	0%

________

(1) Mr. Redden joined the Company July 21, 2025.

(2) Mr. Casey's employment was involuntarily terminated on April 1, 2025.

Short-Term Incentive. Our Short-Term Incentive Plan is designed to recognize and reward the contributions of individual executives as well as the contributions that group performance makes to overall corporate success. The 2025 short-term incentive was based on the following metrics:

2025 Short-Term Incentive Metrics

Metric	Weighting	Definition
EPS from ongoing operations, as adjusted	70.00%

Diluted earnings per share calculated in accordance with GAAP, adjusted for material, non-recurring events (such as impairment charges, one-time tax events, external acquisition costs, changes to accounting rules, etc.)

Timeliness of Incident Reporting	2.50%	Reporting of injuries within 24 hours
Average Proactive Safety Activities/Employee	2.50%	Includes reporting of near misses, safety suggestions, unsafe conditions, stop work authority, and pipeline near misses measured on a per employee basis per quarter
Days Away, Restricted or Transferred (DART)	2.50%	Measures the number of employee work-related injuries and illnesses
Gas Distribution Damage Prevention (HPT)	3.75%	Hits per thousand
Electric Reliability (SAIDI)	3.75%	System average interruption duration index
Customer Interaction: Customer Effort	5.00%	Third party survey of 25,000 customers regarding "How easy is BHE to do business with?"
Customer Interaction: Customer Satisfaction	2.50%	Third party survey of 25,000 customers regarding "Based on your overall experience with us, how satisfied are you with Black Hills Energy?"
Percent of Leadership Positions with 2 or more Diverse Candidates	3.75%	The percentage of leadership-pipeline interview slates for open professional/technical positions in which at least 2 or more diverse candidates were interviewed
Employee Engagement Survey Participation	3.75%	The percentage of employee participation in company-wide engagement survey

2025 Short-Term Incentive Goals
	Goals
Incentive	Threshold	Target	Maximum
EPS from ongoing operations, as adjusted	$3.79	$4.08	$4.37
Timeliness of Incident Reporting	90%	92%	94%
Average Proactive Safety Activities/Employee	3	5	7
Days Away, Restricted or Transferred (DART)	0.96	0.67	0.48
Gas Distribution Damage (HPT)	2.16	2.06	1.92
Electric Reliability (SAIDI)	73.80	60.20	44.20
Customer Interaction: Customer Effort	4.25	4.50	4.75
Customer Interaction: Customer Satisfaction	4.25	4.50	4.75
Percent of Leadership Positions with 2 or more Diverse Candidates	85%	90%	95%
Percent of Employee Engagement Survey Participation	80%	85%	90%
Payout percentage of target for each metric	50%	100%	200%

The Committee believes that these performance measures meet the objectives of the plan, including:

«	Align the interests of the plan participants and the shareholders
«	Motivate employees to strive to achieve superior operating results
«	Provide an incentive that is aligned with strong operating performance
«	Ensure “buy-in” from participants with easily understood metrics

The short-term incentive payout, after applicable tax withholding and deductions, is distributed to the officer in the form of cash. Target award levels are established as a percentage of each participant’s base salary. The actual payout, if any, will vary, based on attainment of pre-established performance goals, between 0 and 200 percent of the individual executive’s short-term incentive target award level.

The Committee approves the target level for each non-CEO officer in January, which applies to performance in the upcoming plan year. The same is true for the CEO, except that the Board of Directors approves the target level. Target levels are derived in part from market data provided by the independent compensation consultant and in part by the Committee’s judgment regarding internal equity, retention and an individual executive’s expected contribution to the achievement of our strategic objectives. The target levels for our Named Executive Officers are shown below:

Short-Term Incentive Target
	2024		2025
	% of Base Salary	$ Amount	% of Base Salary	$ Amount
Evans, CEO	100%	$950,000	110%	$1,100,000
Nooney, CFO	65%	$299,000	70%	$343,000
Jones, CUO	60%	$270,000	70%	$343,000
Wiltse, CHRO	—	$—	50%	$182,000
Redden, CITO (1)	—	$—	50%	$82,500
Casey, Former GC (2)	—	$—	—	$—

(1) Mr. Redden joined the Company on July 21, 2025, and therefore his short-term incentive target is prorated.

(2) Mr. Casey's employment was involuntarily terminated on April 1, 2025, and therefore he was not eligible for a 2025 short-term incentive.

The threshold, target and maximum payout levels for our Named Executive Officers under the 2025 Short-Term Incentive Plan are shown in the Grants of Plan-Based Awards in 2025 table on page 39, under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Early in the first quarter, the Committee evaluates actual performance in relation to the prior year’s goals and approves the actual payment of awards related to the prior plan year. The Committee reserves the discretion to adjust any award, and will review and take into account individual performance, level of contribution, and the accomplishment of specific project goals that were initiated throughout the plan year. The Committee also reserves discretion with respect to any payout related to safety goals if we experience an employee or contractor fatality during the plan period. Discretion was not exercised to adjust awards for 2025.

On January 22, 2026, the Committee approved a payout of 118.40% of target under the 2025 Short-Term Incentive Plan. The incentive plan payout was based on attainment of the following:

Incentive	2025 Results	Payout as a percentage of target	% of Award	Weighted payout as a percentage of target
EPS from ongoing operations, as adjusted	$4.10	106.90%	70.00%	74.83%
Timeliness of Incident Reporting	96.30%	200.00%	2.50%	5.00%
Average Proactive Safety Activities/Employee	9.12	200.00%	2.50%	5.00%
Days Away, Restricted or Transferred (DART)	0.58	147.36%	2.50%	3.68%
Gas Distribution Damage (HPT)	1.97	164.28%	3.75%	6.16%
Electric Reliability (SAIDI)	65.08	82.06%	3.75%	3.08%
Customer Interaction: Customer Effort	4.56	124.00%	5.00%	6.20%
Customer Interaction: Customer Satisfaction	4.54	116.00%	2.50%	2.90%
Percent of Leadership Positions with 2 or more Diverse Candidates	90.40%	108.00%	3.75%	4.05%
Percent of Employee Engagement Survey Participation	93.00%	200.00%	3.75%	7.50%
Total Payout			100%	118.40%

Payouts under the Short-Term Incentive Plan have varied over the last 10 years as shown in the graph below.

Short-Term Incentive Payout % of Target
Index Value
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
166%
62%
133%
107%
120%
86%
71%
154%
104%
118%
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Payout % of Target
Target

Actual awards made to each of our eligible Named Executive Officers under the Short-Term Incentive Plan for 2025 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 37.

For the 2026 Short-Term Incentive Plan, we are maintaining our commitment to financial performance, safety and reliability, customer experience, and human capital by maintaining a majority of the metrics, with revised goals. We are changing the safety event reporting to measure the percentage of employees reporting proactive safety events to reinforce our commitment to safety and emphasize quality over quantity. We are also removing the metric for percent of leadership positions with 2 or more diverse candidates and adding a new training completion metric focused on leadership competency development to enhance manager effectiveness and support employees in their development.

Long-Term Incentive. Our Long-Term Incentive Plan (LTIP) is designed to focus executive performance on sustained long-term results that drive or are based on shareholder value creation. Long-term incentive compensation is intended to:

«	Promote achievement of corporate goals by linking the interests of participants to those of our shareholders
«	Provide participants with an incentive for excellence in individual performance
«	Promote teamwork among participants
«	Motivate, retain, and attract the services of participants who make significant contributions to our success by allowing participants to share in such success

The Committee approved the metrics for the performance share unit portion of our Long-Term Incentive Plans as follows:

Performance Plan Metrics

Plan	Metrics and Weighting	Definition	Rationale
2023-2025 Plan and 2024-2026 Plan	70% rTSR	Relative total shareholder return	Directly aligns with shareholders and reflects our performance relative to peers
10% Average EPS as adjusted

Diluted earnings per share calculated in accordance with GAAP, adjusted for material, non-recurring events (such as impairment charges, one-time tax events, external acquisition costs, changes to accounting rules, etc.)

Aligns with long-term performance
10% Average Cost to Serve

Non-fuel operations and maintenance (O&M) expense divided by Utility margin (a non-GAAP measure (1) which represents revenue less cost of sales), adjusted for material, non-recurring events (such as impairment charges, external acquisition costs, changes to accounting rules, etc.)

Drives growth goals while balancing capital deployment with increasing customer rates
	10% Emissions Reduction	Natural gas emissions reduction by 2035	Aligns with sustainability goals
2025-2027 Plan	40% rTSR	Relative total shareholder return	Directly aligns with shareholders and reflects our performance relative to peers
30% Average EPS as adjusted

Diluted earnings per share calculated in accordance with GAAP, adjusted for material, non-recurring events (such as impairment charges, one-time tax events, external acquisition costs, changes to accounting rules, etc.)

Aligns with long-term performance
20% Average Cost per Customer

Non-fuel operations and maintenance (O&M) expense (excluding depreciation and taxes other than income) divided by the total number of customers as of December 31 of the prior year within the plan, adjusted for material, non-recurring events (such as impairment charges, external acquisition costs, changes to accounting rules, etc.)

Aligns with our commitment to provide safe, reliable and cost-effective service for customers
	10% Emissions Reduction	Natural gas emissions reduction by 2035	Aligns with sustainability goals

(1) For further information regarding Utility margin, a non-GAAP measure, please see Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2025 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 11, 2026.

We do not disclose the goals for our Performance Plan metrics because we believe disclosure of the goals could cause competitive harm.

The long-term incentive compensation component is composed of performance share units with a three year performance period and restricted stock that vests ratably over three years. The Committee chose these components because linking executive compensation to stock price appreciation, total shareholder return, and other key financial and environmental metrics is an effective way to align the interests of management with those of our shareholders. The split between performance share units and restricted stock for each plan period is illustrated below:

2023-2025 LTIP Plan
30%
70%
Performance Share Units
Restricted Stock

2024-2026 LTIP Plan
30%
70%
Performance Share Units
Restricted Stock

2025-2027 LTIP Plan
40%
60%
Performance Share Units
Restricted Stock

The target value of long-term incentives awarded is based primarily on competitive market data presented by the independent compensation consultant to the Committee, the strategic impact of each position, executive performance, and internal pay relationships. The actual amount realized may vary from the target award amounts. The Committee approved the target long-term incentive compensation level for each officer in January 2025.

NEO Long-Term Incentive Target Compensation

	2024	2025
Evans, CEO	$2,900,000	$2,900,000
Nooney, CFO	$650,000	$700,000
Jones, CUO (1)	$475,000	$650,000
Wiltse, CHRO	$—	$300,000
Redden, CITO (2)	$—	$—
Casey, Former GC (3)	$—	$440,000

(1) The increase in Ms. Jones' long-term incentive compensation is performance based to bring her target to a more competitive level.

(2) Mr. Redden joined the Company on July 21, 2025 and he received a sign-on restricted stock award valued at approximately $300,000, as described below, in lieu of annual long-term incentive compensation for fiscal 2025.

(3) Mr. Casey's employment was involuntarily terminated on April 1, 2025 and forfeited all long-term incentive awards.

Performance Share Units. Participants are awarded a target number of performance share units. The target number of performance share units is determined by dividing the Committee approved target performance value for the participant by the average closing price for the 10 trading days preceding the grant date.

Vesting of performance share units associated with rTSR is based on our total shareholder return over designated performance periods as measured against our Compensation Peer Group, which the Committee viewed as a reasonable group to measure our relative performance against.

A summary of the TSR performance criteria for the 2025-2027 performance share units is summarized in the table below:

Performance Share Plans
Percentile Ranking for Threshold Payout of 25% of Target Shares	Percentile Ranking for Target Payout of 100% of Target Shares	Percentile Ranking for Maximum (200%) Payout Level	Possible Payout Range of Target

25th percentile	50th percentile	90th percentile	0-200%

The 2025-2027 performance share units, for the portion of the award that vests based on relative TSR, provides: (i) a threshold payout if relative TSR performance is below threshold but our cumulative TSR is at least 35 percent for the performance period; and (ii) the performance share plan payout is capped at 100 percent of target number of performance shares granted if TSR is negative for the performance period. The additional provisions are intended to reduce the impact of one peer company’s performance on the relative TSR, and also increase accountability and expectations related to the Company’s performance.

Vesting of performance share units associated with Average Earnings Per Share, Average Cost per Customer, and Emissions Reduction performance is determined based upon the Company's performance against established performance goals. The final value of the performance shares is based upon the number of shares of common stock that are ultimately earned, based upon our performance in relation to the performance criteria.

Threshold performance results in a payout of 25 percent of the target share award. Target performance results in a payout of the target share award. Maximum performance results in a payout of 200 percent of the target share award.

The performance share units and dividend equivalents, if earned, are paid in common stock. Performance share units are pro-rated for the period of service in the events of retirement, death or disability. Performance share units vest in full under certain circumstances following a change in control. Performance share units are forfeited if an officer's employment is terminated for any reason other than those previously stated.

Restricted Stock. Restricted stock awarded as long-term incentives vests one-third each year over a three-year period, and automatically vests in full upon death, disability or under certain termination circumstances following a change in control. Dividends are paid on the restricted stock. Unvested restricted stock is forfeited if an officer’s employment is terminated for any reason other than those previously stated.

Payouts under the performance share units have varied significantly over the last 10 years, as shown in the graph below. Each performance period extends for three years. For the recently completed performance period, January 1, 2023 to December 31, 2025, the payout was based on attainment of the following:

Metric	Target	2023-2025 Results	Goal Payout as a % of Target	% of Award	Payout
Relative Total Shareholder Return (rTSR)	50th percentile	20th Percentile	0.00%	70%	0.00%
Average EPS as Adjusted	$3.941	$3.981	110.15%	10%	11.02%
Average Cost to Serve	44.1%	44.8%	88.07%	10%	8.81%
Natural Gas Emission Reduction by 2035	28	28.1	101.43%	10%	10.14%
Total Payout				100%	29.97%

Performance Share Payout % of Target
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
0%
0%
162%
59%
112%
40%
27%
16%
10%
30%
2014-2016
2015-2017
2016-2018
2017-2019
2018-2020
2019-2021
2020-2022
2021-2023
2022-2024
2023-2025
Payout % of Target
Target

The 2026-2028 performance share units of our Long-Term Incentive Plan retains our current four metrics and their relative weights. The weight of restricted stock and performance share units also remains consistent with the previous plan. The 2026-2028 plan design also includes a merger provision that stipulates if the Merger with NorthWestern Energy closes, PSUs will convert to time-based awards at target performance with no change to the original PSU vesting period.

Sign-on Bonus

Mr. Redden received a sign-on bonus of $50,000 on his first date of pay. The sign-on bonus is repayable or partially repayable if Mr. Redden's employment ends during the first two years either because he made the decision to voluntarily leave the Company or because the Company involuntarily terminates his employment. Mr. Redden also received a sign-on restricted stock award of 5,268 shares, valued at approximately $300,000, which vest on August 1, 2028.

Special Awards

In 2024, the Company experienced transitions in some key senior leader positions, including leaders of our growth and strategy, human resources and legal functions. In light of these transitions, the Committee desired to ensure continuity of the management team in a highly competitive environment in order to execute on the Company’s strategic priorities. The Committee selected certain key leaders who are strong performers making important contributions to the continued execution of the Company’s strategic priorities to receive incremental restricted stock awards. On January 23, 2025, the Committee approved an incremental award of time-based restricted stock to the following executive officers having the grant date fair value indicated for each such officer: Kimberly F. Nooney, Senior Vice President and Chief Financial Officer ($1,300,000) and Marne M. Jones, Senior Vice President and Chief Utility Officer ($950,000). The Committee, in consultation with its independent compensation consultant, considered the value of each of these awards taking into consideration the benefits that the Company will receive from leadership continuity, and other compensation payable to these executives, and determined that the amounts are reasonable for each recipient. The restricted stock vests ratably over an extended four-year period to help ensure long-term continuity of the management team. The terms of the awards are otherwise substantially the same as the time-based restricted stock awards granted to executive officers in connection with annual equity grants, provided that vesting of the retention awards will be accelerated in the event that the executive officer’s employment is involuntarily terminated without cause, as defined in the award agreement.

Board and Management Roles in Compensation Decisions

Role of Executive Officers in Compensation Decisions. In 2025, the Human Resources team, with the support of an independent compensation consultant, reviewed all compensation programs to ensure that the programs do not encourage unnecessary risk-taking and instead encourage behaviors that support the values and operations of the Company. This review determined that the compensation programs of the Company do not encourage excessive risk-taking or have an adverse effect on the Company.

The CEO annually reviews the performance of each of our senior executive officers. Based upon these performance reviews and market analysis conducted by independent compensation consultants, the CEO recommends the compensation for this group of officers to the Committee.

Role of the Committee and Board in Setting Executive Compensation. The Committee reviews and establishes the Company’s financial targets and the CEO’s goals and objectives for the year. After the end of each year, the Committee evaluates the CEO’s performance in light of established goals and objectives, with input from the other independent directors. Based upon the Committee’s evaluation and recommendation, the independent directors of the Board set the CEO’s annual compensation, including salary, short-term incentive, and long-term incentive compensation.

The Committee reviews the CEO’s recommended compensation for our senior executive officers. The Committee may approve the CEO’s compensation recommendations for this group of officers or exercise its discretion by modifying any of the recommended compensation and award levels in its review and approval process.

Say on Pay Results

In total, the Committee believes that the 2025 compensation actions, decisions and outcomes strongly reflect and reinforce our compensation philosophy and, in particular, emphasize the alignment between compensation and both performance and shareholder interests. At our 2025 annual meeting, shareholders owning 97.8 percent of the shares that were voted on say on pay approved our executive compensation for 2024, which we consider highly supportive of our current compensation philosophy. In connection with establishing the 2025 executive compensation program, the Board reviewed the results of the say on pay vote, as well as market data and performance indicators.

Governance Best Practices

We have several governance programs in place to align our executive compensation with shareholder interests and to mitigate risks in our plans. These programs include stock ownership guidelines, mandatory and supplemental clawback policies, and the prohibition of hedging or pledging of Company stock.

STOCK OWNERSHIP GUIDELINES

The Committee has implemented stock ownership guidelines that apply to all officers based upon their level of responsibility. We believe it is important for our officers to hold a significant amount of our common stock to further align their interests with the interests of our shareholders. A “retention ratio” approach to stock ownership is incorporated into the guidelines. Officers are required to retain 100 percent of all shares owned, including shares awarded through our incentive plans (net of share withholding for taxes and, in the case of cashless stock option exercises, net of the exercise price and withholding for taxes) until specific ownership goals are achieved. Unvested performance awards do not count toward these guidelines.

The guidelines are shown below.

Stock Ownership Value as
Position	Multiple of Base Salary
CEO	6X
CFO	3X
Other Senior Officers	3X

At least annually, the Leadership Development and Compensation Committee reviews common stock ownership to confirm the officers have met or are progressing toward their stock ownership guidelines. Generally, an officer may not sell common stock unless he or she owns common stock in excess of 110 percent of the applicable stock ownership guideline. With the exception of Ms. Wiltse and Mr. Redden, who have been in their current roles less than two years, all of our Named Executive Officers who are current officers have exceeded their stock ownership guidelines.

CLAWBACK OF EXECUTIVE COMPENSATION

We have had a Mandatory Compensation Recovery Policy that applies to all current and former Section 16 Officers since 2023. This policy is consistent with the final rules adopted by the SEC and the NYSE. In the event of an accounting restatement to correct an error that is (a) material to the previously issued financial statements or (b) would result in a material misstatement if the error were corrected in the current period, the Company will seek to recover erroneously awarded incentive compensation received by any current or former executive officer during the immediately preceding three years. This policy does not require a finding of fault to trigger a recoupment, rather recovery may be triggered absent fraud or willful misconduct by the executive. Erroneous compensation is the amount of compensation that is granted, earned or vested based upon attainment of a financial reporting measure included in an accounting restatement, as described above, that would not have been received had the financial statements in question been accurate. The Mandatory Compensation Recovery Policy is filed as an exhibit to the 2025 Form 10-K.

The Company also has a Supplemental Compensation Recovery Policy that applies to our NEOs. Under this Policy, our Board may seek to recover incentive compensation received by the executive in the event that such executive officer willfully engaged in conduct which is reasonably likely to cause significant financial or reputational harm to the Company.

2025 BENEFITS

Retirement Benefits. We maintain a variety of employee benefit plans and programs in which our executive officers may participate. We believe it is important to provide post-employment benefits to our executive officers and the benefits we provide approximate retirement benefits paid by other employers to executives in similar positions. The Committee periodically reviews the benefits provided, with assistance from its independent compensation consultant, to maintain a market-based benefits package. None of our Named Executive Officers received any pension benefit payments in 2025.

Several years ago, we adopted a defined contribution plan design as our primary retirement plan and amended our Defined Benefit Pension Plan (“Pension Plan”) for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. None of our Named Executive Officers met the age and service requirements to allow them to continue to accrue benefits under the Pension Plan. Employees who no longer accrue benefits under the Pension Plan now receive Company Retirement Contributions (“Retirement Contributions”) in the Retirement Savings Plan. The Retirement Contributions are an age and service points-based calculation.

The 401(k) Retirement Savings Plan is offered to all our eligible employees and we provide matching contributions for certain eligible participants. All of our Named Executive Officers are participants in the 401(k) Retirement Savings Plan and received matching contributions in 2025. The matching contributions and the Retirement Contributions are included as “All Other Compensation” in the Summary Compensation Table on page 37.

We also provide nonqualified plans to certain executives as approved by the Leadership Development and Compensation Committee. The level of retirement benefits provided by the Pension Plan and Nonqualified Plans for each of our Named Executive Officers is reflected in the Pension Benefits for 2025 table on page 41. Our contributions to the Nonqualified Deferred Compensation Plan are included in the All Other Compensation column of the Summary Compensation Table on page 37 and the aggregate Nonqualified Deferred Compensation balance at December 31, 2025 is reported in the Nonqualified Deferred Compensation for 2025 table on page 43. These retirement benefits are explained in more detail in the accompanying narrative to the tables.

Other Personal Benefits. We provide the personal use of a Company vehicle, executive health services, and limited reimbursement of financial planning services as benefits to our executive officers. The specific amount attributable to these benefits in 2025 is disclosed in the Summary Compensation Table on page 37. The Committee periodically reviews the other personal benefits provided to our executive officers and believes the current benefits are reasonable and consistent with our overall compensation program.

CHANGE IN CONTROL BENEFIT

Our Named Executive Officers will also receive severance benefits in the event of a qualifying termination in connection with a change in control. Other than the CEO, we have no employment agreements with our Named Executive Officers. However, change in control protections are common among our Compensation Peer Group and the Committee and our Board believes providing these agreements to our corporate officers protects our shareholder interests in the event of a change in control by helping assure management focus and continuity.

In October 2022, our Leadership Development and Compensation Committee approved a revised form of incentive award agreements that require a "double trigger" before accelerated equity compensation will be paid to our Named Executive Officers. The double trigger provides benefits in association with:

(1)	a change in control, and
(2)	(i)	a termination of employment other than by death, disability or by us for cause, or
	(ii)	a termination by the employee for good reason.

Our change in control agreements have expiration dates and our Board conducts a review of the change in control agreements at each renewal period. Our current change in control agreements expire November 15, 2028. In general, our change in control agreements provide a severance payment of up to 2.99 times average compensation for Mr. Evans, and up to two times average compensation for the other Named Executive Officers. The change in control agreements do not provide for excise tax gross-ups.

See the Potential Payments upon Termination or Change in Control table on page 44 and the accompanying narrative for more information regarding our change in control agreements and estimated payments associated with a change in control.

TAX AND ACCOUNTING IMPLICATIONS

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain executive officers. The Committee continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some past and/or future compensation awards result in non-deductible compensation expenses to the Company. The Committee's ability to continue to provide a competitive compensation package to attract, motivate and retain the Company's most senior executives is considered critical to the Company's success and to advancing the interests of its shareholders.

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

The Leadership Development and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Leadership Development and Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

Scott M. Prochazka, Chair Robert F. Beard
Barry M. Granger
Teresa A. Taylor

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid or earned by each of our Named Executive Officers for the years ended December 31, 2025, 2024 and 2023. We have no employment agreements with our Named Executive Officers,other than a letter agreement with Mr. Evans that we entered into in connection with the Merger that is described below:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation(4,5)	Total
Linden R. Evans	2025	$995,594	$—	$2,966,688	$1,294,886	$4,179	$730,412	$5,991,759
President and Chief Executive Officer	2024	$978,846	$—	$3,000,463	$1,019,958	$—	$787,874	$5,787,141
	2023	$893,333	$—	$2,729,666	$1,372,785	$35,493	$607,725	$5,639,002
Kimberly F. Nooney	2025	$487,356	$—	$2,026,226	$403,243	$16,132	$259,363	$3,192,320
Sr. Vice President and Chief Financial Officer	2024	$474,615	$—	$672,507	$321,457	$—	$193,360	$1,661,939
	2023	$429,167	$—	$606,568	$395,700	$13,765	$144,083	$1,589,283
Marne M. Jones	2025	$486,475	$—	$1,622,365	$402,287	$5,824	$225,648	$2,742,599
Sr. Vice President and Chief Utility Officer	2024	$462,692	$—	$491,443	$289,275	$—	$170,745	$1,414,155
	2023	$388,333	$—	$252,767	$328,214	$4,968	$123,906	$1,098,188
Sarah A. Wiltse (6)	2025	$362,766	$—	$306,867	$214,532	$—	$141,420	$1,025,585
Sr. Vice President and Chief Human	2024	$53,846	$100,000	$204,950	$—	$—	$12,115	$370,911
Resources Officer
Don Redden (7)	2025	$176,322	$50,000	$304,596	$97,680	$—	$55,776	$684,374
Sr. Vice President and Chief Information
and Transformation Officer
Phillip Casey (8)	2025	$119,097	$—	$676,876	$—	$—	$465,778	$1,261,751
Former Sr. Vice President, General Counsel and	2024	$54,103	$100,000	$—	$—	$—	$1,869	$155,972
Chief Compliance Officer

(1)
Stock Awards represent the grant date fair value related to restricted stock and performance share units that have been granted as a component of long-term incentive compensation. The grant date fair value is computed in accordance with the provisions of accounting standards for stock compensation. Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts shown for the performance shares and performance share units represent the values that are based on the achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the performance share units would be: $3,595,290 for Mr. Evans, $867,774 for Ms. Nooney, $805,800 for Ms. Jones, $545,454 for Mr. Casey, and $371,851 for Ms. Wiltse. Mr. Redden did not receive any performance shares or performance share units in fiscal 2025.
(2)
Non-Equity Incentive Plan Compensation represents amounts earned under the Short-Term Incentive Plan. The Leadership Development and Compensation Committee approved the payout of the 2025 awards on January 22, 2026 and the awards were paid on February 27, 2026.
(3)
Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the net positive increase in actuarial value of the Pension Plan and Pension Restoration Benefit (“PRB”) for the respective years. The aggregate change in the actuarial present value of benefits under the pension plans were negative in 2024; therefore, no change in value is reported. These benefits have been valued using the assumptions disclosed in Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. Because these assumptions sometimes change between measurement dates, the change in value reflects not only the change in value due to additional benefits earned during the period and the passage of time but also reflects the change in value caused by changes in the underlying actuarial assumptions.

The Pension Plan and PRB were frozen effective January 1, 2010 for participants who did not satisfy the age 45 and 10 years of service eligibility. Mr. Evans and Mses. Jones and Nooney did not meet the eligibility criteria and their benefits were frozen.

Our Named Executive Officers receive employer contributions into a Nonqualified Deferred Compensation Plan (“NQDC”). The NQDC employer contributions are reported in the All Other Compensation column. No Named Executive Officer received preferential or above-market earnings on nonqualified deferred compensation. The change in value attributed to each Named Executive Officer from each plan is shown in the table below:

	Year	Defined Benefit Plan	PRB	Total Change in Pension Value
Linden R. Evans	2025	$1,406	$2,773	$4,179
	2024	$(17,719)	$(14,047)	$(31,766)
	2023	$19,510	$15,983	$35,493
Kimberly F. Nooney	2025	$16,132	$—	$16,132
	2024	$(10,445)	$—	$(10,445)
	2023	$13,765	$—	$13,765
Marne M. Jones	2025	$5,824	$—	$5,824
	2024	$(4,374)	$—	$(4,374)
	2023	$4,968	$—	$4,968
Sarah A. Wiltse	2025	$—	$—	$—
	2024	$—	$—	$—
Don Redden	2025	$—	$—	$—
Phillip Casey	2025	$—	$—	$—
	2024	$—	$—	$—

(4)
All Other Compensation includes amounts allocated under the 401(k) match, 401(k) defined contributions, Company contributions to non-qualified deferred compensation plans, dividends received on unvested restricted stock units and other personal benefits. For Mr. Redden and Ms. Wiltse, all other compensation includes relocation expenses incurred in 2025 and for Mr. Casey a severance package which was paid upon his involuntary termination from the Company on April 1, 2025.

	Year	401(k) Match	Defined 401(k) Contributions	NQDC Contributions	Dividends on Restricted Stock	Severance (8)	Other Personal Benefits (5)	Total Other Compensation
Linden R. Evans	2025	$15,000	$31,500	$560,670	$94,137	$—	$29,105	$730,412
Kimberly F. Nooney	2025	$21,000	$25,500	$104,408	$81,577	$—	$26,878	$259,363
Marne M. Jones	2025	$21,000	$25,500	$98,283	$61,438	$—	$19,427	$225,648
Sarah A. Wiltse	2025	$21,000	$10,500	$1,115	$14,618	$—	$94,187	$141,420
Don Redden	2025	$8,100	$5,400	$—	$7,122	$—	$35,154	$55,776
Phillip Casey	2025	$6,393	$—	$—	$4,595	$381,635	$73,155	$465,778

(5)
The Other Personal Benefits column reflects the personal use of a Company vehicle of $16,718; $19,710; $12,987; $14,456; $5,236 and $2,800 for Mr. Evans, Mses. Nooney, Jones and Wiltse and Messrs. Redden and Casey, respectively, executive health of $3,634; $5,182 and $5,662 for Mr. Evans and Mses. Nooney and Jones, respectively, relocation of $77,979; $29,919 and $63,428 for Ms. Wiltse and Messrs. Redden and Casey, respectively, and financial planning services of $8,753; $1,986; $778; $1,752 and $6,928 for Mr. Evans, Mses. Nooney, Jones and Wiltse and Mr. Casey, respectively.
(6)
Ms. Wiltse became a NEO on October 28, 2024. The bonus amount in 2024 was a sign-on bonus received on her first date of pay. The sign-on bonus is repayable or partially repayable if Ms. Wiltse's employment ends during the first two years either because she made the decision to voluntarily leave the Company or because the Company involuntarily terminates her employment.
(7)
Mr. Redden joined the Company on July 21, 2025. The bonus amount in 2025 was a sign-on bonus received on his first date of pay. The sign-on bonus is repayable or partially repayable if Mr. Redden's employment ends during the first two years either because he made the decision to voluntarily leave the Company or because the Company involuntarily terminates his employment.
(8)
Mr. Casey's employment was involuntarily terminated on April 1, 2025 and forfeited all long-term incentive stock awards. The bonus amount in 2024 was a sign-on bonus received on his first date of pay.

GRANTS OF PLAN BASED AWARDS IN 2025(1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
Linden R. Evans			$546,827	$1,093,654	$2,187,308
	1/23/2025	1/23/2025				7,585	30,340	60,680		$1,797,645
	2/7/2025	1/23/2025							19,661	$1,169,043
Kimberly F. Nooney			$170,288	$340,577	$681,154
	1/23/2025	1/23/2025				1,831	7,323	14,646		$433,887
	2/7/2025	1/23/2025							4,746	$282,197
	2/7/2025	1/23/2025							22,034	$1,310,142
Marne M. Jones			$169,884	$339,769	$679,538
	1/23/2025	1/23/2025				1,700	6,800	13,600		$402,900
	2/7/2025	1/23/2025							4,407	$262,040
	2/7/2025	1/23/2025							16,102	$957,425
Sarah A. Wiltse			$90,596	$181,192	$362,384
	1/23/2025	1/23/2025				785	3,138	6,276		$185,926
	2/7/2025	1/23/2025							2,034	$120,942
Don Redden			$41,250	$82,500	$165,000
	8/1/2025	7/22/2025							5,268	$304,596
Phillip Casey (6)			$—	$—	$—
	1/23/2025	1/23/2025				1,151	4,603	9,206		$272,727
	2/7/2025	1/23/2025							6,797	$404,150

(1)
No stock options were granted to our Named Executive Officers in 2025.
(2)
The columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” show the range of payouts for 2025 performance under our Short-Term Incentive Plan as described in the Compensation Discussion and Analysis under the section titled “Short-Term Incentive” on page 27. If the performance criteria are met, payouts can range from 50 percent of target at the threshold level to 200 percent of target at the maximum level. The non-equity incentive payment for 2025 performance, paid in 2026, has been made based on achieving the criteria described in the Compensation Discussion and Analysis, at 118.40 percent of target, and is shown in the Summary Compensation Table on page 37 in the column titled “Non-Equity Incentive Plan Compensation.”
(3)
The columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” show the range of payouts (in shares of stock) for the January 1, 2025 to December 31, 2027 performance period as described in the Compensation Discussion and Analysis under the section titled “Long-Term Incentive” on page 30. If the performance criteria are met, payouts can range from 25 percent of target to 200 percent of target. If a participant retires, suffers a disability or dies during the performance period, the participant or the participant’s estate is entitled to that portion of the number of performance shares as such participant would have been entitled to had he or she remained employed through the end of the performance period, prorated for the number of months served. With the exception of certain terminations following a change in control, performance shares and performance share units are forfeited if employment is terminated for any other reason. During the performance period, dividends and other distributions paid with respect to the shares of common stock accrue for the benefit of the participant and are paid out at the end of the performance period.
(4)
The column “All Other Stock Awards” reflects the number of shares of restricted stock granted on February 7, 2025. Generally, restricted stock vests one-third each year over a three-year period, however, the special restricted stock awards of 22,034 and 16,102 shares as described on page 34 for Mses. Nooney and Jones, respectively, vest one-fourth each year over an extended four-year period. Restricted stock automatically vests upon death or disability, with the exception of certain terminations following a change in control. Mr. Redden was granted restricted stock on August 1, 2025 and his award is scheduled to vest in its entirety at the end of the three-year vesting period. Unvested restricted stock is forfeited if employment is terminated for any other reason. Dividends are paid on the restricted stock and the dividends that were paid in 2025 are included in the column titled “All Other Compensation” in the Summary Compensation Table on page 37.
(5)
The column “Grant Date Fair Value of Stock Awards” reflects the grant date fair value of each equity award computed in accordance with the provisions of accounting standards for stock compensation. The grant date fair value for the performance share units was $62.16 per share and was calculated on a weighted average basis considering the results of a Monte Carlo simulation model and the market value of our common stock as of the beginning of the performance period. Assumptions used in the calculation are included in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The grant date fair value for the restricted stock was $59.46 per share for the February 7, 2025 grant, which was the market value of our common stock on the date of grant as reported on the NYSE. For Mr. Redden's August 1, 2025 restricted stock award, the grant date fair value was $57.82 per share.
(6)
Mr. Casey's employment was involuntarily terminated on April 1, 2025 and forfeited all outstanding equity awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025(1)

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Linden R. Evans	34,814	2,416,788	83,479	5,795,112
Kimberly F. Nooney	30,169	2,094,332	19,233	1,335,155
Marne M. Jones	22,721	1,577,292	14,933	1,036,649
Sarah A. Wiltse	5,406	375,285	3,274	227,281
Don Redden	5,268	365,705	—	—
Phillip Casey (3)	—	—	—	—

(1)
There were no stock options outstanding at December 31, 2025 for our Named Executive Officers.
(2)
Vesting dates for restricted stock and performance share units are shown in the table below. The performance share units shown with a vesting date of January 22, 2026, are the actual equivalent shares, including dividend equivalents, earned for the performance period ended December 31, 2025. On January 22, 2026, the Leadership Development and Compensation Committee determined the extent to which the performance criteria were met, resulting in a payout of 29.97 percent of target. The performance shares with a vesting date of January 22, 2027 and the performance share units with a vesting date of January 22, 2028 are shown as target payout levels based upon performance as of December 31, 2025.
(3)
Mr. Casey's employment was involuntarily terminated on April 1, 2025 and forfeited all outstanding equity awards.

	Unvested Restricted Stock		Unvested and Unearned Performance Shares
Name	# of Shares	Vesting Date	# of Shares	Vesting Date
Linden R. Evans	3,799	02/09/26	9,036	01/23/26
	5,677	02/09/26	42,776	01/22/27
	5,677	02/09/27	31,667	01/28/28
	6,553	02/07/26
	6,554	02/07/27
	6,554	02/07/28
Kimberly F. Nooney	844	02/09/26	2,006	01/23/26
	1,272	02/09/26	9,585	01/22/27
	1,273	02/09/27	7,642	01/28/28
	1,582	02/07/26
	1,582	02/07/27
	1,582	02/07/28
	5,508	02/07/26
	5,509	02/07/27
	5,508	02/07/28
	5,509	02/07/29
Marne M. Jones	352	02/09/26	835	01/23/26
	930	02/09/26	7,002	01/22/27
	930	02/09/27	7,096	01/28/28
	1,469	02/07/26
	1,469	02/07/27
	1,469	02/07/28
	4,025	02/07/26
	4,026	02/07/27
	4,025	02/07/28
	4,026	02/07/29
Sarah A. Wiltse	3,372	11/08/27	3,274	01/28/28
	678	02/07/26
	678	02/07/27
	678	02/07/28
Don Redden	5,268	08/01/28
Phillip Casey	—	—

OPTION EXERCISES AND STOCK VESTED DURING 2025(1)

Stock Awards(2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Linden R. Evans	16,432	$981,323
Kimberly F. Nooney	2,870	$171,114
Marne M. Jones	2,036	$121,524
Sarah A. Wiltse	—	$—
Don Redden	—	$—
Phillip Casey	—	$—

_______________

(1)
There were no stock options exercised during 2025.
(2)
Reflects restricted stock that vested in 2025 and performance shares earned for the January 1, 2022 to December 31, 2024 performance period. The performance share payout was approved by the Leadership Development and Compensation Committee on January 23, 2025 and paid out on February 28, 2025.

PENSION BENEFITS FOR 2025

Several years ago, we adopted a defined contribution plan design as our primary retirement plan and amended our Pension Plan and Nonqualified Pension Plans for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. Employees eligible to elect continued participation were those employees who were at least 45 years old and had at least 10 years of eligible service with us as of January 1, 2010. None of our Named Executive Officers met the age and service requirement necessary to continue to accrue benefits under the Pension Plan. Rather, benefits under the Pension Plan were frozen for Mr. Evans and Mses. Nooney and Jones. Ms. Wiltse and Messrs. Casey and Redden joined the Company after the plans were frozen and therefore do not participate in the plans.

The present value accumulated by each Named Executive Officer from each plan is shown in the table below:

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Linden R. Evans	Pension Plan	8.58	$278,693	$—
	Pension Restoration Benefit	8.58	$224,522	$—
Kimberly F. Nooney	Pension Plan	13.50	$176,847	$—
	Pension Restoration Benefit	N/A	$—	$—
Marne M. Jones	Pension Plan	8.00	$60,589	$—
	Pension Restoration Plan	N/A	$—	$—

(1)
The number of years of credited service represents the number of years used in determining the benefit for each plan.
(2)
The present value of accumulated benefits was calculated assuming the participants will work until retirement, benefits commence at age 62 and using the discount rate, mortality rate and assumed payment form assumptions consistent with those disclosed in Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

DEFINED BENEFIT PENSION PLAN

Our Pension Plan is a qualified pension plan. As discussed above, several years ago we amended our Pension Plan to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits.

The Pension Plan provides benefits at retirement based on length of employment service and average compensation levels during the highest five consecutive years of the last ten years of service. For purposes of the benefit calculation, earnings include wages and other cash compensation received from us, including any bonus, commission, unused paid time off or incentive compensation. It also includes any elective before-tax contributions made by the employee to a Company-sponsored cafeteria plan or 401(k) plan. However, it does not include any expense reimbursements, taxable fringe benefits, moving expenses or moving/relocation allowances, nonqualified deferred compensation, non-cash incentives, stock options and any payments of long-term incentive compensation such as restricted stock or payments under performance share plans. The Internal Revenue Code places maximum limitations on the amount of compensation that may be recognized when determining benefits of qualified pension plans. In 2025, the maximum amount of compensation that could be recognized when determining compensation was $350,000 (called “covered compensation”). Our employees do not contribute to the plan. The amount of the annual contribution by us to the plan is based on an actuarial determination.

The benefit formula for the Named Executive Officers in the plan is the sum of (a) and (b) below:

(a)
Credited Service after January 31, 2000

0.9% of average earnings (up to covered compensation), multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000	Plus	1.3% of average earnings in excess of covered compensation, multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000

Plus

(b)
Credited Service before January 31, 2000

1.2% of average earnings (up to covered compensation), multiplied by credited service before January 31, 2000	Plus	1.6% of average earnings in excess of covered compensation, multiplied by credited service before January 31, 2000

Pension benefits are not reduced for social security benefits. The Internal Revenue Code places maximum limitations on annual benefit amounts that can be paid under qualified pension plans. In 2025, the maximum benefit payable under qualified pension plans was $280,000. Accrued benefits become 100 percent vested after an employee completes five years of service.

Normal retirement is defined as age 65 under the plan. However, a participant may retire and begin taking unreduced benefits at age 62 with five years of service. Participants who have completed at least five years of credited service can retire and receive defined benefit pension benefits as early as age 55. However, the retirement benefit will be reduced by five percent for each year of retirement before age 62. Mr. Evans is the only Named Executive Officer eligible for pension benefits who is age 55 or older and is entitled to early retirement benefits under this provision.

PENSION RESTORATION BENEFIT

We also have a Pension Restoration Benefit. This is a nonqualified supplemental plan, in which benefits are not tax deductible until paid. The plan is designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received under the Pension Plan, will approximate retirement benefits being paid by other employers to their employees in similar executive positions. The employee’s pension from the qualified Pension Plan is limited by the Internal Revenue Code. The 2025 pension limit was set at $280,000 annually and the compensation taken into account in determining contributions and benefits could not exceed $350,000 and could not include nonqualified deferred compensation. The amount of deferred compensation paid under nonqualified plans is not subject to these limits.

As a result of the change in the Pension Plan discussed above, the benefits for certain officers (including Mr. Evans) under the Nonqualified Pension Plans were significantly reduced because the nonqualified benefit calculations were linked to the benefits earned in the Pension Plan. The Leadership Development and Compensation Committee amended the Nonqualified Deferred Compensation Plan to provide non-elective nonqualified restoration benefits to those affected officers who were not eligible to continue accruing benefits under the Pension Plan and Nonqualified Pension Plans.

Pension Restoration Benefit. In the event that at the time of a participant’s retirement, the participant’s salary level exceeds the qualified Pension Plan annual compensation limitation ($350,000 in 2025) or includes nonqualified deferred compensation, then the participant will receive an additional benefit, called a “Pension Restoration Benefit,” which is measured by the difference between (i) the monthly benefit that would have been provided to the participant under the Pension Plan as if there were no annual compensation limitation and no exclusion on nonqualified deferred compensation, and (ii) the monthly benefit to be provided to the participant under the Pension Plan. The Pension Restoration Benefit applies only to Mr. Evans.

NONQUALIFIED DEFERRED COMPENSATION FOR 2025

We have a Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees. Eligibility to participate in the plan is determined by the Leadership Development and Compensation Committee and includes our Named Executive Officers.

A summary of the activity in the plan and the aggregate balance as of December 31, 2025 for our Named Executive Officers is shown in the following table. Our Named Executive Officers received no withdrawals or distributions from the plan in 2025.

Name	Executive Contributions	Company Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Balance at Last Fiscal Year End (3)
Linden R. Evans	$—	$560,670	$1,285,064	$9,735,295
Kimberly F. Nooney	$—	$104,408	$144,644	$1,042,103
Marne M. Jones	$—	$98,283	$62,867	$617,756
Sarah A. Wiltse	$—	$1,115	$—	$1,115
Don Redden	$—	$—	$—	$—
Phillip Casey	$—	$—	$620	$6,227

_______________

(1)
Our contributions represent non-elective Supplemental Matching and Retirement Contributions and Supplemental Target Contributions (defined in the paragraph below) and are included in the All Other Compensation column of the Summary Compensation Table. The value attributed from each contribution type to each Named Executive Officer in 2025 is shown in the table below:

Name	Supplemental Matching Contribution	Supplemental Retirement Contribution	Supplemental Target Contribution	Total Company Contributions
Linden R. Evans	$99,851	$57,981	$402,838	$560,670
Kimberly F. Nooney	$27,480	$12,288	$64,640	$104,408
Marne M. Jones	$25,480	$10,830	$61,973	$98,283
Sarah A. Wiltse	$743	$372	$—	$1,115
Don Redden	$—	$—	$—	$—
Phillip Casey	$—	$—	$—	$—

(2)
Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
(3)
Messrs. Evans’, Casey’s, Redden's, and Mses. Nooney's, Jones' and Wiltse's aggregate balances at December 31, 2025 include $1,685,451, $0, $0, $294,524, $261,817, and $1,115, respectively, which are included in the Summary Compensation Table as 2025, 2024 and 2023 compensation.
(4)
In April of 2022, the Leadership Development and Compensation Committee eliminated the supplemental target contribution for all future participants in the plan. All our Named Executive Officers, with the exception of Messrs. Casey and Redden and Ms. Wiltse, were participants prior to this elimination and maintain entitlement to supplemental target contributions.

Eligible employees may elect to defer up to 50 percent of their base salary and up to 100 percent of their Short-Term Incentive Plan award. In addition, the Nonqualified Deferred Compensation Plan was amended to provide certain officers whose Pension Plan benefit and Nonqualified Pension Plan benefits were frozen with non-elective supplemental matching contributions equal to 6 percent of eligible compensation in excess of the Internal Revenue Code limit plus matching contributions, if any, lost under the 401(k) Retirement Savings Plan due to nondiscrimination test results and provides non-elective supplemental age and service points-based contributions that cannot be made to the 401(k) Retirement Savings Plan due to the Internal Revenue Code limit (“Supplemental Matching and Retirement Contributions”). It also provides supplemental target contributions equal to a percentage of compensation that may differ by executive, as defined in the Plan document (“Supplemental Target Contributions”). Mr. Evans and Mses. Jones and Nooney received Supplemental Target Contributions of 20 percent, 8 percent, and 8 percent respectively.

The deferrals are deposited into hypothetical investment accounts where the participants may direct the investment of the deferrals as allowed by the plan. The investment options are the same as those offered to all employees in the 401(k) Retirement Savings Plan except for a fixed rate option, which was set at 5.32 percent in 2025. Investment earnings are credited to the participants’ accounts. Upon retirement, we will distribute the account balance to the participant according to the participant's distribution election. The participants may elect either a lump sum payment or annual or monthly installments over a period of years designated by the participant, but not to exceed 10 years. As of January 1, 2025, Mr. Evans and Mses. Jones and Nooney are 100 percent vested in the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our Named Executive Officers would be entitled upon termination of employment. Except for (i) certain terminations following a change in control, as described below, (ii) pro-rata payout of incentive compensation and the acceleration of vesting of equity awards upon retirement, death or disability, and (iii) certain pension and nonqualified deferred compensation arrangements described under Pension Benefits for 2025 and Nonqualified Deferred Compensation for 2025 above, there are no agreements, arrangements or plans that entitle the Named Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreements to provide other payments or benefits to a terminating executive officer would be in the discretion of the Leadership Development and Compensation Committee.

After review and consideration of the circumstances, including review and discussion with the Leadership Development and Compensation Committee and its independent compensation consultant, the Board determined that the Merger, upon completion, will be deemed to constitute a change in control for purposes of certain compensation arrangements as described below, and that certain equity awards would vest in full at the effective time of the Merger (the "Effective Time"), which deviated from the original terms of the agreements. In making this determination, the Board considered several factors, including, among other things, the fact that the Merger constitutes a change in control under applicable NorthWestern compensation arrangements, the parties’ agreement to use a “best athlete” approach to appointing certain executive officers and other employees of the combined company ("Newco"), the fact that NorthWestern’s time-based equity awards provided for acceleration of vesting upon a change in control, and the retention value of providing similar treatment to the Company’s officers and employees given the uncertainty created for them by the pendency of the Merger. In addition, the Agreement and Plan of Merger, dated as of August 18, 2025 (the "Merger Agreement") provides for certain alternative treatment of equity awards in the event of the closing of the Merger, which are described in more detail below. Finally, Mr. Evans entered into a Transition Agreement (as defined below) providing that, in exchange for Mr. Evans’ commitment to remain employed through the Effective Time or the termination of the Merger Agreement, he will be entitled to certain payments and benefits, other than cash severance, under his change in control agreement, and accelerated vesting of his equity awards, when his employment concludes at that time.

The amounts shown below assume that the stated termination was effective as of December 31, 2025, and thus includes estimates of the amounts that would be paid out to our Named Executive Officers upon their termination. The table does not include amounts such as base salary, short-term incentives and stock awards that the Named Executive Officers earned due to employment through December 31, 2025 and distributions of vested benefits such as those described under Pension Benefits for 2025 and Nonqualified Deferred Compensation for 2025. The table also does not include a value for outplacement services because this would be a de minimis amount. The actual amounts to be paid can only be determined at the time of such Named Executive Officer’s separation from us.

	Cash Severance Payment	Incremental Retirement Benefit (present value)(3)	Continuation of Medical/ Welfare Benefits (present value)(4)	Acceleration of Equity Awards(5)	Total Benefits
Linden R. Evans (7)
Retirement	$—	$—	$—	$4,006,800	$4,006,800
Death or disability	$—	$—	$—	$6,423,588	$6,423,588
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$6,279,000	$1,908,000	$73,500	$6,423,502	$14,684,002
Kimberly F. Nooney
Retirement	$—	$—	$—	$—	$—
Death or disability	$—	$—	$—	$3,011,186	$3,011,186
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$1,666,000	$321,440	$68,800	$3,011,162	$5,067,402
Marne M. Jones
Retirement	$—	$—	$—	$—	$—
Death or disability	$—	$—	$—	$2,299,802	$2,299,802
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$1,666,000	$311,640	$83,400	$2,299,676	$4,360,716
Sarah A. Wiltse
Retirement	$—	$—	$—	$—	$—
Death or disability	$—	$—	$—	$489,364	$489,364
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$1,092,000	$109,422	$44,000	$489,342	$1,734,764
Don Redden
Retirement	$—	$—	$—	$—	$—
Death or disability	$—	$—	$—	$365,705	$365,705
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$1,170,000	$109,682	$44,800	$365,705	$1,690,187
Phillip Casey (6)
Retirement	$—	$—	$—	$—	$—
Death or disability	$—	$—	$—	$—	$—
Involuntary termination	$381,635	$—	$—	$—	$381,635
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$—	$—	$—	$—	$—

(1)
The amounts reflected for after a change in control (with no involuntary or good reason termination) contemplate the assumption or replacement of the equity awards by the successor entity. See the section below titled "Quantification of Payments and Benefits to Named Executive Officers in Connection with the Merger" for the amounts a Named Executive Officer would receive in the event of the Merger based on the modified provisions in the Merger Agreement and Transition Agreement.
(2)
The amounts reflected for involuntary or good reason termination after a change in control include the benefits a Named Executive Officer would receive in the event of a change followed by an involuntary or good reason termination. See the section below titled "Quantification of Payments and Benefits to Named Executive Officers in Connection with the Merger" for the amounts a Named Executive Officer would receive in the event of the Merger based on the modified provisions in the Merger Agreement and Transition Agreement.
(3)
Assumes that in the event of a change in control, Mr. Evans will receive an additional three years of credited and vesting service and the other Named Executive Officers will receive an additional two years of credited and vesting service towards the benefit accrual under their applicable retirement plans. For Mr. Evans and Mses. Jones and Nooney this would be the Retirement Contributions and Nonqualified Deferred Compensation contributions. The benefits will immediately vest and payments will commence at the earliest eligible date unless the executive has elected a later date for the nonqualified plans. Only Mr. Evans was retirement eligible as of December 31, 2025.
(4)
Welfare benefits include medical coverage, dental coverage, life insurance, short-term disability coverage and long-term disability coverage. The calculation assumes that the Named Executive Officer does not take employment with another employer following termination, elects continued welfare benefits until age 55 or, if later, the end of the two year benefit continuation period (three years for Mr. Evans) and elects retiree medical benefits thereafter. Retirement is assumed to occur at the earliest eligible date.
(5)
In the event of death or disability, the acceleration of equity awards represents the acceleration of unvested restricted stock and the assumed payout of the pro-rata share of the performance shares for the January 1, 2024 to December 31, 2026 and January 1, 2025 to December 31, 2027 performance periods. In the event of retirement, all unvested restricted stock is forfeited and the acceleration of equity awards represents only the pro-rata share of the performance shares and performance share units. We assumed a 97.8 percent payout of the performance shares for the January 1, 2024 to December 31, 2026 performance period and a 50.2 percent payout of target for the January 1, 2025 to December 31, 2027 performance period based on assumed target achievement of performance metrics for EPS and average cost to serve and, for relative TSR, our Monte Carlo valuations at December 31, 2025.

In the event of a change in control without an involuntary or good reason termination after a change in control, the acceleration of equity awards only occurs if the awards are not assumed or replaced by the successor entity.

In the event of a change in control or an involuntary or good reason termination after a change in control, the acceleration of equity awards represents the acceleration of unvested restricted stock and performance share units calculated as if the performance period ended on December 31, 2025 for the January 1, 2024 to December 31, 2026, and January 1, 2025 to December 31, 2027 performance periods.

The valuation of the restricted stock and performance share units was based upon the closing price of our common stock on December 31, 2025, which was $69.42.

(6)
Mr. Casey received a cash severance equal to 49 weeks of pay, was released from the repayment obligations of his relocation and sign-on agreements, and was provided outplacement services, in exchange for signing a release of claims.
(7)
Mr. Evans cash severance amount associated with an involuntary or good reason termination after CIC reflects his standard change in control provisions. However, pursuant to the Merger Agreement with NorthWestern Energy, Mr. Evans is subject to a separate letter agreement that specifies the benefits he is eligible to receive in connection with the Merger. See the tables on page 48 for the actual cash severance amount Mr. Evans is eligible for associated with the Merger.

Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment terminates, the Named Executive Officer or his/her beneficiaries may be entitled to receive amounts earned during his/her term of employment. These include:

•
accrued salary and unused vacation pay;
•
amounts vested under the Pension Plan and Nonqualified Pension Plans;
•
amounts vested under the Nonqualified Deferred Compensation Plan; and
•
amounts vested under the 401(k) Retirement Savings Plan.

Payments Made Upon Retirement. In the event of retirement of a Named Executive Officer, in addition to the items identified above, he/she will also receive the benefit of the following:

•
a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and
•
a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon Death or Disability. In the event of death or disability of a Named Executive Officer, in addition to the items identified above for payments made upon termination, he/she will also receive the benefit of the following:

•
accelerated vesting of restricted stock and restricted stock units;
•
a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and
•
a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon a Change in Control. Our Named Executive Officers have change in control agreements that terminate November 15, 2028. The renewal of the change in control agreements is at the discretion of the Leadership Development and Compensation Committee and the Board. The change in control agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason. In order to receive any payments under the agreements, the Named Executive Officer must sign a waiver and release of claims that includes a one-year non-competition clause and two-year non-solicitation and non-disparagement clauses.

A change in control is defined in the agreements as:

•
an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, any of our subsidiaries, or acquisition by an underwriter holding the securities in connection with a public offering thereof; or
•
members of our incumbent Board cease to constitute at least a majority of the members of the Board, with the incumbent Board being defined as those individuals consisting of the Board on October 1, 2022 and any other directors elected subsequently whose election was approved by the incumbent Board; or
•
approval by our shareholders of:

-	a merger, consolidation, or reorganization;
-	liquidation or dissolution; or
-

an agreement for sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board membership, and transfers to subsidiaries or sale of subsidiaries; and

•
all regulatory approvals required to effect a change in control have been obtained and the transaction constituting the change in control has been consummated.

In the change in control agreements, a good reason for termination that triggers payment of benefits includes:

•
a material reduction of the executive’s authority, duties or responsibilities;
•
a material reduction in the executive’s base salary or annual incentive target opportunity;
•
any material breach by us of any provisions of the change in control agreement;
•
requiring the executive to be based outside a 50-mile radius from his or her usual and normal place of work; or
•
our failure to obtain an agreement, satisfactory to the executive, from any successor company to assume and agree to perform under the change in control agreement.

Upon a change in control, an employment contract with Mr. Evans will become effective for a three-year period and for a two-year period for the other Named Executive Officers; provided that in the event of the Merger, Mr. Evans' employment will be governed by the terms of the Transition Agreement. During this time, the executive will receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and will also receive employment welfare benefits, pension benefits and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control. Annual compensation is defined to include amounts which are includable in the gross income of the executive for federal income tax purposes, including base salary, targeted short-term incentive, targeted long-term incentive grants and awards, and matching contributions or other benefits payable under the 401(k) Retirement Savings Plan, but exclude restricted stock awards, performance units or stock options that become vested or exercisable pursuant to a change in control.

If a Named Executive Officer’s employment is terminated prior to the end of the covered time by us for cause or disability, by reason of the Named Executive Officer’s death, or by the Named Executive Officer without good reason, the Named Executive Officer will receive all amounts of compensation earned or accrued through the termination date. If the Named Executive Officer’s employment is terminated because of death or disability, the Named Executive Officer or their beneficiaries will also receive a pro rata bonus equal to 100 percent of the target incentive for the portion of the year served.

If a Named Executive Officer's employment is terminated during the employment term (other than by reason of death) (i) by us other than for cause or disability, or (ii) by the Named Executive Officer for a good reason, then the Named Executive Officer is entitled to the following benefits; provided, that Mr. Evans' benefits would be modified as set forth in the Transition Agreement described below in connection with the conclusion of his employment upon closing of the Merger or termination of the Merger Agreement:

•
Cash Severance - severance pay equal to two times (or, for Mr. Evans, 2.99 times) the officer's severance compensation defined as the Named Executive Officer's base salary and short-term incentive target on the date of the change in control;
•
Pro-rated Target Bonus - a pro-rata target short-term incentive bonus for the year in which the termination occurs;
•
Welfare Benefit Continuation - continuation of employee welfare benefits for eighteen months following the termination date if the Named Executive Officer was enrolled in coverage prior to the termination;
•
Incremental Retirement Benefits - (a) two additional years (or, in the case of Mr. Evans, three additional years) of service and age will be credited to the Named Executive Officer's retiree medical savings account and the account balance will become fully vested and the Named Executive Officer eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the applicable continuation period; (b) two years (or, in the case of Mr. Evans, three years) of additional credited service under the executive's applicable retirement plans; and (c) two additional years (or, in the case of Mr. Evans, three years) of employer contributions under the Post-2018 Nonqualified Deferred Compensation Plan; and
•
Outplacement Assistance - outplacement assistance services for up to six months.

No payment or benefits are provided under any of these agreements (including the Transition Agreement) unless the Named Executive Officer executes, and does not revoke, a written release of any and all claims against Black Hills or its successor (other than entitlements under the terms of the agreements or which may not be released under applicable law). The agreements also contain confidentiality, non-competition and non-solicitation obligations for each of the Named Executive Officers pursuant to which they have each agreed not to compete with the business for one year, or to solicit customers or employees for two years following a termination of employment.

The change in control agreements do not contain a benefit to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, and the Merger will not trigger any excise tax under Section 4999.

Payments and Benefits to Named Executive Officers in Connection with the Merger.

In connection with the execution of the Merger Agreement, on August 18, 2025, the Company entered into a letter agreement (the "Transition Agreement") with Mr. Evans pursuant to which Mr. Evans will remain employed as the Company's President and Chief Executive Officer through the Effective Time. The Transition Agreement provides that in exchange for Mr. Evans' commitment to remain employed through the Effective Time or termination of the Merger Agreement, he will be entitled to certain payments and benefits, other than cash severance, under his change in control severance agreement, and accelerated vesting of his equity awards, when his employment concludes at that time.

In addition, the Board determined that the Merger, upon completion, will be deemed to constitute a change in control for purposes of the change in control agreements and that certain equity awards would vest in full at the Effective Time, which deviates from the original terms of the award agreements as described below.

Equity Awards Granted Prior to August 18, 2025.

•
Each restricted stock award issued to officers and employees prior to the date of the Merger Agreement (including any dividends credited in respect thereto) will fully vest, with restrictions on such shares lapsing in full, as of immediately prior to the Effective Time.
•
Each performance unit (including any dividend equivalent units credited in respect thereto) that was issued prior to the date of the Merger Agreement will be converted into a RSU award providing for payment in shares of common stock of Newco, (A) with the number of stock units of the Company outstanding immediately prior to the Effective Time calculated based on the greater of (1) the number of stock units assuming target performance was achieved or (2) the number of stock units based on actual performance achievement as of immediately prior to the Effective Time, as the Company reasonably determines in good faith and in consultation with NorthWestern, and (B) with vesting of such Newco restricted stock units determined based on continued service through the end of the applicable performance period for such converted performance unit award (for the avoidance of doubt, without any ongoing performance-vesting conditions) and with the Closing deemed to constitute a "change in control" or similar event for purposes of any accelerated vesting in connection with termination of employment following a change in control or similar event (notwithstanding the fact that the Merger may not otherwise constitute such a triggering event) subject to the vesting provisions of the stock plan and applicable award as in effect immediately prior to the Effective Time.

Equity Awards Granted On or After August 18, 2025.

•
At the Effective Time, each unvested restricted stock award granted on or after the date of the Merger Agreement will be treated as specified in the terms of such award.
•
Any unvested performance units that are granted on or after the date of the Merger Agreement and that are outstanding as of the Effective Time will be treated as specified in the terms of such award, including, in the case of executive officers, accelerated vesting of any such awards upon a qualifying termination during the protection period (assuming for this purpose that the Merger constitutes a "change in control" under such agreements).

Quantification of Payments and Benefits to Named Executive Officers in Connection with the Merger

•
For purposes of this disclosure, a "Qualifying Termination" means a termination of employment without "cause" or for "good reason" during the two years completion of the Merger.
•
The table below sets forth the amount of payments and benefits that each of the Named Executive Officers would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such Named Executive Officer experienced a Qualifying Termination on December 31, 2025 (which is the assumed date solely for purposes of this disclosure and referred to as the "Assumed Closing Date"); (ii) a per share price of the Company's common stock of $60.16, which is the average NYSE closing market price of the Company's common stock over the first five business days following the first public announcement of the Merger Agreement on August 19, 2025 (rounded to the nearest cent); (iii) that Named Executive Officer's base salary rate and annual target bonus remain unchanged from those in effect as of December 31, 2025; and (iv) equity awards that are outstanding as of December 31, 2025 receive the treatment described below. The calculations in the table below do not include any amounts that the Named Executive Officers were entitled to receive or that were vested as of the Assumed Closing Date. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the actual Effective Time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a Named Executive Officer may materially differ from the amounts set forth below. Mr. Casey, former General Counsel, departed the Company effective April 1, 2025 and is not entitled to any payments or benefits in connection with the Merger and is not included in the tables.
•
For purposes of this discussion, "Single Trigger" refers to benefits that arise as a result of the completion of the Merger and "Double Trigger" refers to benefits that require two conditions, which are the completion of the Merger and a qualifying termination during the protection period.

Named Executive Officer	Cash (1)	Equity Awards (2)	Pension/NQDC (3)	Perquisites/Benefits (4)	Total
Linden R. Evans	$1,100,000	$8,387,687	$1,908,000	$73,500	$11,469,187
Kimberly F. Nooney	$2,009,000	$3,254,415	$321,440	$68,800	$5,653,655
Marne M. Jones	$2,009,000	$2,382,997	$311,640	$83,400	$4,787,037
Sarah A. Wiltse	$1,274,000	$522,189	$109,422	$44,000	$1,949,611
Don Redden	$1,365,000	$316,923	$109,682	$44,800	$1,836,405

_____________

(1) The cash severance and pro-rated bonus values in this column constitute Double Trigger payments and assume a qualifying termination as of the Assumed Closing Date. The amounts are calculated in accordance with the change in control agreements and, for Mr. Evans, the Transition Agreement, in each case as described above.

Named Executive Officer	Base Salary Component of Severance	Bonus Component of Severance	Pro-Rata Short Term Bonus	Total
Linden R. Evans	$—	$—	$1,100,000	$1,100,000
Kimberly F. Nooney	$980,000	$686,000	$343,000	$2,009,000
Marne M. Jones	$980,000	$686,000	$343,000	$2,009,000
Sarah A. Wiltse	$728,000	$364,000	$182,000	$1,274,000
Don Redden	$780,000	$390,000	$195,000	$1,365,000

(2) The values in this column include (a) the value of unvested restricted stock ("RSAs") for which vesting accelerates on a Single Trigger and (b) the value of unvested performance units ("PSUs") for which the vesting accelerates only on a Double Trigger, provided that the PSUs outstanding prior to August 18, 2025 will convert to time-based restricted stock units at the greater of target or actual performance and vest based on continued service through the qualifying termination date. For purposes of determining the number of shares of the Company's common stock covered by PSUs, this table assumes target performance. Amounts include accrued but unpaid dividends and dividend equivalents corresponding to the PSUs.

Named Executive Officer	Value of Unvested RSAs	Value of Unvested PSUs	Total
Linden R. Evans	$2,094,410	$6,293,277	$8,387,687
Kimberly F. Nooney	$1,814,967	$1,439,448	$3,254,415
Marne M. Jones	$1,366,895	$1,016,102	$2,382,997
Sarah A. Wiltse	$325,225	$196,964	$522,189
Don Redden	$316,923	$—	$316,923

(3) Represents the present value of incremental retirement benefits that would be received under the change in control agreements and, for Mr. Evans, the Transition Agreement, in each case as described above. Mr. Evans is already retirement eligible. The values in this column are only payable upon a Double Trigger and assume a qualifying termination as of the Assumed Closing Date.

(4) The calculation assumes that the Named Executive Officer does not take employment with another employer following termination, elects continued welfare benefits until age 55 or, if later, the end of the two-year benefit continuation period (three years for Mr. Evans) and elects retiree medical benefits thereafter. Retirement is assumed to occur at the earliest eligible date. The table also does not include a value for outplacement services because this would be a de minimis amount. Values in this column constitute Double Trigger payments and assume a qualifying termination as of the Assumed Closing Date.

CEO PAY RATIO FOR 2025

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Evans, our Chief Executive Officer, in 2025.

Based on the information below for the fiscal year 2025 and calculated in a manner consistent with Item 402(u) of Regulation S-K, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 46:1.

Name	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value(2)	All Other Compensation(3)	Total
Linden R. Evans	2025	$995,594	$2,966,688	$1,294,886	$4,179	$730,412	$5,991,759
Median Employee (1)	2025	$98,216	$—	$11,988	$4,812	$14,732	$129,748

(1)
In calculating our pay ratio for 2025, a new median employee was identified. We identified our median employee based on the year-to-date total cash compensation actually paid as of November 18, 2025 to all of our employees, other than our CEO, who were employed on November 18, 2025.
(2)
See footnote (3) to our Summary Compensation Table for a description of how the values in the Change in Pension Value column are calculated.
(3)
All Other Compensation includes 401(k) match, defined contributions, NQDC contributions, dividends on restricted stock and other personal benefits for Mr. Evans and the 401(k) match for the median employee.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosures regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Leadership Development and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of initial Fixed $100 Investment Based on:			Company-Selected Performance Measure
	Summary Compensation Table Total for Linden R. Evans (1)	Compensation Actually Paid to Linden R. Evans (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2) (3)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net income (GAAP), in millions	EPS from ongoing operations, as adjusted (non-GAAP) (5)
2025	$5,991,759	$8,349,789	$1,781,326	$1,983,727	$137.97	$143.83	$299.8	$4.10
2024	$5,787,141	$5,232,253	$1,167,991	$935,342	$111.34	$128.82	$283.7	$3.91
2023	$5,639,002	$1,951,347	$1,186,100	$631,015	$98.10	$108.16	$276.0	$3.93
2022	$4,486,548	$4,506,289	$1,208,492	$1,224,584	$122.53	$118.47	$270.8	$3.97
2021	$4,440,908	$5,151,457	$1,318,764	$1,453,664	$118.88	$117.12	$251.3	$3.74

______________

(1)
Linden R. Evans was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below:

2021	2022	2023	2024	2025
Richard W. Kinzley	Richard W. Kinzley	Kimberly F. Nooney	Kimberly F. Nooney	Kimberly F. Nooney
Brian G. Iverson	Brian G. Iverson	Brian G. Iverson	Marne M. Jones	Marne M. Jones
Stuart A. Wevik	Erik D. Keller	Marne M. Jones	Erik D. Keller	Sarah A. Wiltse
Erik D. Keller	Jennifer C. Landis	Erik D. Keller	Sarah A. Wiltse	Don Redden
		Richard W. Kinzley	Brian G. Iverson	Phillip Casey

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company's NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (3) below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Linden R. Evans	Exclusion of Change in Pension Value for Linden R. Evans	Exclusion of Stock Awards for Linden R. Evans	Inclusion of Pension Service Cost for Linden R. Evans	Inclusion of Equity Values for Linden R. Evans	Compensation Actually Paid to Linden R. Evans
2025	$5,991,759	$(4,179)	$(2,966,688)	$—	$5,328,897	$8,349,789

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Change in Pension Value for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Pension Service Cost for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,781,326	$(4,391)	$(987,386)	$—	$1,194,178	$1,983,727

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Linden R. Evans	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Linden R. Evans	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Linden R. Evans	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Linden R. Evans	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Linden R. Evans	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Linden R. Evans	Total - Inclusion of Equity Values for Linden R. Evans
2025	$3,956,764	$1,228,922	$—	$143,211	$-	$—	$5,328,897

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
2025	$1,078,035	$107,213	$—	$8,930	$-	$—	$1,194,178

(4)
The Peer Group TSR set forth in this table utilizes the Edison Electric Institute Index (“EEI Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the EEI Index, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the EEI Index.

(5)
We determined EPS from ongoing operations, as adjusted (non-GAAP) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. A reconciliation of EPS from ongoing operations, as adjusted to GAAP EPS can be found in Appendix A.

Relationship between Pay and Performance

The charts shown below present a graphical comparison of compensation actually paid to the PEO and the average compensation actually paid to the other NEOs set forth in the Pay Versus Performance table above, as compared against the following Company performance measures: (1) Total shareholder return (TSR); (2) Peer group TSR; (3) Net income; and (4) EPS from ongoing operations, as adjusted. As presented, the first chart below compares the Company's TSR and peer group TSR, assumes an initial investment of $100 on December 31, 2019, assumes all dividends were reinvested and depicts performance at the end of each applicable year.

Pay Versus TSR 2021 - 2025
Compensation Actually Paid
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$-
2021
2022
2023
2024
2025
Compensation actually paid to the PEO
Average compensation actually paid to Other NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

Pay Versus Net Income 2021 - 2025
Compensation Actually Paid
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Net Income
$310,000,000
$300,000,000
$290,000,000
$280,000,000
$270,000,000
$260,000,000
$250,000,000
$240,000,000
$230,000,000
$220,000,000
2021
2022
2023
2024
2025
Compensation actually paid to the PEO
Average compensation actually paid to Other NEOs
Net Income

Pay Versus EPS from ongoing operations, as adjusted (non-GAAP)
Compensation Actually Paid
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
EPS from ongoing operations, as adjusted
$4.15
$4.05
$3.95
$3.85
$3.75
$3.65
$3.55
2021
2022
2023
2024
2025
Compensation actually paid to the PEO
Average compensation actually paid to Other NEOs
EPS from ongoing operations, as adjusted (non-GAAP)

Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Most Important Performance Measures
EPS from ongoing operations, as adjusted (non-GAAP)
Net income
Total Shareholder Return

TRANSACTION OF OTHER BUSINESS

Our Board does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2027 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by our Corporate Secretary in writing at our executive offices at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, on or prior to November 18, 2026. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

Additionally, a shareholder may submit a proposal or director nominee for consideration at our 2027 annual meeting of shareholders, but not for inclusion of the proposal or director nominee in our proxy materials, if the shareholder gives timely written notice of such proposal in accordance with Article I, Section 9 of our Bylaws. In general, Article I, Section 9 provides that, to be timely, a shareholder’s notice must be delivered to our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

Our 2026 annual meeting is scheduled for April 29, 2026. Ninety days prior to the first anniversary of this date will be January 29, 2027, and 120 days prior to the first anniversary of this date will be December 30, 2026. For business to be properly requested by the shareholder to be brought before the 2027 annual meeting of shareholders, the shareholder must comply with all of the requirements of Article I, Section 9 of our Bylaws, not just the timeliness requirements set forth above. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board's nominees must provide notice that sets forth the information required by Rule 14a-19 under the exchange Act no later than March 1, 2027.

SHARED ADDRESS SHAREHOLDERS

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact Shareholder Relations at the below address.

Shareholder Relations

Black Hills Corporation

7001 Mount Rushmore Road

P.O. Box 1400

Rapid City, SD 57709

(605) 721-1700

Eligible shareholders of record receiving multiple copies of our annual report and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to our shareholders at a shared address to which a single copy of the document was delivered.

Please vote your shares by telephone, by the Internet or by promptly returning the accompanying form of proxy, whether or not you expect to be present at the annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K (excluding exhibits) for the year ended December 31, 2025, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this proxy statement is mailed, without charge, upon written or oral request to Shareholder Relations, Black Hills Corporation, 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, SD 57709, Telephone Number: (605) 721-1700. Our Annual Report on Form 10-K also may be accessed through our website at https://.ir.blackhillscorp.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2026

Shareholders may view this proxy statement, our form of proxy and our 2025 Annual Report to Shareholders over the Internet by accessing our website at https://.ir.blackhillscorp.com. Information on our website does not constitute a part of this proxy statement.

	By	Order of the Board,

/s/ DARREN NAKATA
Darren Nakata
Senior Vice President - Chief Legal Officer, Corporate Secretary and Chief Compliance Officer

Dated: March 18, 2026

APPENDIX A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Year Ended December 31,
	2024	2025
EPS, diluted (GAAP)	$3.91	$3.98
Adjustment:
Merger-related costs	—	0.13
Less: tax effect of adjustment	—	(0.01)
Adjustment, net of tax	—	0.12
EPS from ongoing operations, as adjusted (Non-GAAP)	$3.91	$4.10

USE OF NON-GAAP FINANCIAL MEASURES

In addition to presenting its earnings information in conformity with Generally Accepted Accounting Principles (GAAP), the company has presented non-GAAP EPS from ongoing operations, as adjusted, which reflects adjustments for expenses, gains and losses that the company believes do not reflect ongoing core operating performance, such as costs related to the pending merger with NorthWestern. The company’s management uses non-GAAP measures for financial planning and analysis, for reporting of results to the Board of Directors, in determining performance-based compensation and communicating its earnings outlook to analysts and investors. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. Our non-GAAP measures may not be comparable to those of other companies.

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BLACK HILLS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 29, 2026

10:30 a.m. Mountain Time

Virtual Meeting Webcast

www.virtualshareholdermeeting.com/BKH2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2025 Annual Report to Shareholders are available at www.ir.blackhillscorp.com.

____________________________________________________________________________________________________

Black Hills Corporation
7001 Mount Rushmore Road, Rapid City, SD 57702	PROXY

This proxy is solicited by the Board for use at the Annual Meeting on April 29, 2026.

The undersigned hereby appoints Linden R. Evans, Marne M. Jones, and Kimberly F. Nooney, and each of them, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held at 10:30 a.m., Mountain Time, April 29, 2026, via virtual webcast at www.virtualshareholdermeeting.com/BKH2026 and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith.

Your vote is important! Ensure that your shares are represented at the meeting.

Either (1) submit your proxy by touchtone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy in the envelope provided. If no directions are given, properly executed proxies will be voted in accordance with the Board's recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY #

VOTE BY INTERNET, TELEPHONE OR MAIL

24 HOURS A DAY, 7 DAYS A WEEK

Your phone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET/MOBILE — www.proxypush.com/bkh

Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 28, 2026.

VOTE BY PHONE— 1-866-883-3382

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 28, 2026.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by internet or by phone, you do NOT need to mail back your Proxy Card.

The Board Recommends a Vote FOR the Nominees in Item 1 and FOR Items 2 and 3.

1.	Election of Directors:	01 Scott M. Prochazka	Vote FOR ☐	Vote WITHHELD ☐
		02 Teresa A. Taylor	all nominees	from all nominees
		03 Anne G. Waleski	(except as marked)

(Instructions: To cumulate votes for any indicated nominee for election to the nominee's class, write the number(s) of the nominee(s) and the number of shares for such nominee in the box provided to the right.)

		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP to serve as Black Hills Corporation’s independent registered public accounting firm for 2026.

		For	Against	Abstain
3.	Advisory resolution to approve executive compensation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.

Address change? Mark Box	☐
Indicate changes below:		Date

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.